Exhibit 10.18

Execution Form

MASTER TRANSFER AGREEMENT

by and among

MSD INVESTMENT CORP.

the Transferor, and

MSD BDC CLO I, LLC

as the Issuer

Dated as of November 15, 2023

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Table of Contents

(continued)

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THIS MASTER TRANSFER AGREEMENT, dated as of November 15, 2023 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and among MSD INVESTMENT CORP., a Maryland corporation, in its capacity as transferor (together with each of its successors and assigns in such capacity, the “Transferor”), and MSD BDC CLO I, LLC, a Delaware limited liability company, in its capacity as transferee (together with its successors and assigns in such capacity, the “Issuer”).

PREAMBLE

WHEREAS, the Issuer desires to acquire the Conveyed Collateral together with certain related property, as more fully described as the “Assets” in the Indenture, to be dated on or about November 15, 2023 (as amended, modified, restated or supplemented from time to time, the “Indenture”), among the Issuer, as issuer and U.S. Bank Trust Company, National Association, as trustee (together with its successors and assigns in such capacity, the “Trustee”);

WHEREAS, it is a condition to the Issuer’s acquisition of the Collateral Obligations from the Transferor that the Transferor make certain representations, warranties and covenants regarding the Conveyed Collateral transferred pursuant to this Agreement for the benefit of the Issuer;

WHEREAS, on the Elevation Date for the Initial Conveyed Collateral, the Transferor will transfer all of its right, title and interest in the Initial Conveyed Collateral, as applicable, to the Issuer, and, thereafter, the Issuer will from time to time acquire certain Subsequent Conveyed Collateral from the Transferor, all pursuant to the terms and conditions set forth herein and in the Indenture; and

WHEREAS, it is the Transferor’s and the Issuer’s intention that the transfer of the Conveyed Assets hereunder be a “true sale”, “true contribution” or other absolute assignment for all purposes, such that upon the transfer of the purchase price therefor, the Conveyed Assets will constitute property of the Issuer from and after the Settlement Date.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Indenture.. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Agreement”: The meaning specified in the Preamble of this Agreement.

“Assignment Agreement”: With respect to any Collateral Obligation, an assignment and acceptance, assignment and assumption or other assignment agreement in a form required or permitted under the applicable Underlying Documents for the purpose of assigning such Collateral Obligation from an existing lender to an assignee of such lender.

“BDC”: The meaning specified in the Preamble of this Agreement.

“Conveyed Collateral”: Collectively, the Initial Conveyed Collateral and Subsequent Conveyed Collateral.

“Elevation Date”: The meaning set forth in Exhibit A.

“Global Note Interest”: A Collateral Obligation in the form of a beneficial interest in an Underlying Note that is issued in global form and registered in the name of a nominee of DTC or a similar recognized securities depository which records the interests of participants in such Underlying Note on its books and records.

“Indenture”: The meaning specified in the Preamble of this Agreement.

“Initial Conveyed Collateral”: The Collateral Obligations identified in Schedule I of Exhibit A.

“Issuer”: The meaning specified in the Preamble of this Agreement.

“Noteless Collateral Obligation”: A Collateral Obligation with respect to which (a) the related Underlying Documents do not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Collateral Obligation and (b) no Underlying Notes are outstanding with respect to the portion of the Collateral Obligation transferred to the Issuer.

“Permitted Liens”: With respect to the interest of the Transferor and the Issuer in the Collateral Obligations included in the Assets: (i) security interests, liens and other encumbrances in favor of the Issuer pursuant hereto, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (iii) with respect to agented Collateral Obligations and Collateral Obligations, security interests, liens and other encumbrances in favor of (x) the Issuer or (y) the lead agent, the Trustee, the paying agent or the trustee on behalf of all holders of indebtedness of such Obligor under the related facility or indenture, (iv) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor, (v) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law and (vi) security interests, liens and other encumbrances that will be released substantially simultaneously with the settlement of the applicable Collateral Obligation with the Issuer.

“Required Documents”: For each Collateral Obligation, the items set forth below:

(i) (x) other than in the case of a Noteless Collateral Obligation, a Global Note Interest, a Participation Interest or a Letter of Credit, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of the Underlying Note, endorsed by the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from the prior holder(s) thereof evidenced in the chain of endorsements in blank or to the Trustee, subject to Section 2.5), with any endorsement to the Trustee to be in the following form: “U.S. Bank Trust Company, National Association, its successors and assigns, as Trustee for the Secured Parties,” and

(y) in the case of a Noteless Collateral Obligation, a Global Note Interest, a Participation Interest or a Letter of Credit, a copy of each transfer document, assignment agreement, subscription agreement or, if applicable, participation agreement relating to such Noteless Collateral Obligation, Global Note Interest or Participation Interest evidencing the assignment or sale of such Noteless Collateral Obligation, Global Note Interest, Participation Interest or Letter of

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Credit to the Transferor and from the Transferor to the Issuer (subject to Section 2.5); and

(ii) originals or copies of each of the following, to the extent applicable to the related Collateral Obligation: any related loan agreement, credit agreement, indenture or letter of credit agreement.

“Settlement Date”: The settlement date identified between the Issuer and the Transferor for the sale of the applicable Initial Conveyed Collateral and the Subsequent Conveyed Collateral, as applicable.

“Subsequent Conveyed Collateral”: The meaning specified in Section 2.1(b).

“Subsequent Transfer Agreement”: The meaning specified in Section 2.1(b).

“Transaction”: The Issuer’s issuance of the Notes, acquisition of the Collateral Obligations and payment of principal, interest and, if applicable, Collateral Management Fees, the execution, delivery and performance of the Transaction Documents by each party thereto and the other transactions contemplated by the Transaction Documents.

“Transferor”: The meaning specified in the Preamble of this Agreement.

“Trustee”: The meaning specified in the Preamble of this Agreement.

“Underlying Note”: One or more promissory notes or other securities executed by the applicable Obligor evidencing a Collateral Obligation.

Section 1.2. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.4. Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

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(iv) reference to “day” or “days” without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(viii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix) references to “including” means “including, without limitation”.

Section 1.5. References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

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ARTICLE II

TRANSFER OF THE CONVEYED COLLATERAL

Section 2.1. Transfer of the Conveyed Collateral.

(a) Initial Transfer to the Issuer. Subject to and upon the terms and conditions set forth herein, the Transferor hereby participates, sells, conveys and transfers to the Issuer on the terms set forth in Exhibit A hereto and for the purchase price set forth in Exhibit A hereto; provided, that if a Collateral Obligation identified in Exhibit A as an “Originated Asset (Market Seller)” is a Defaulted Obligation under the Indenture on the 15th Business Day following the identification of such Collateral Obligation , then the conditions of transfer shall not be satisfied and such trade shall be canceled, and the Transferor shall repurchase the applicable Collateral Obligation from the Issuer for the purchase price paid by the Issuer to the Transferor. By executing this Agreement, each of the Transferor and the Issuer agree to the terms and conditions and make the representations and warranties set forth in Exhibit A and acknowledge and agree the terms of Exhibit A apply the transfer of the Initial Conveyed Collateral in all respects. The Initial Conveyed Collateral may have different Elevation Dates on or after the Closing Date, as determined by the Issuer and the Transferor. Other than the purchase price, subject to the rights of the Transferor under Section 2.8, the Transferor has no right to receive any payments or other remuneration in consideration of the Initial Conveyed Collateral. The purchase price of the Initial Conveyed Collateral shall be determined in accordance with the Collateral Manager’s valuation policy, as in effect on the applicable trade date for such Initial Conveyed Collateral.

(b) Subsequent Transfers to the Issuer. The Transferor and the Issuer agree and acknowledge that the Issuer may, as permitted under the Indenture, acquire additional Collateral Obligations from the Transferor and related Assets with respect thereto (the “Subsequent Conveyed Collateral”), in each case, on the applicable Settlement Date pursuant to a Subsequent Transfer Agreement, substantially in the form of Exhibit B hereto or such other form as the parties may agree reflects arm’s length terms for transfers of additional Collateral Obligations, duly executed by the Transferor and the Issuer (each such agreement, a “Subsequent Transfer Agreement”) and the parties hereto agree that each such Subsequent Transfer Agreement will be deemed to become part of this Agreement as of the date of its execution without further amendment hereof; provided, that if a Collateral Obligation identified in Exhibit A as an “Originated Asset (Market Seller) is a Defaulted Obligation under the Indenture on the 15th Business Day following the identification of such Collateral Obligation, then the conditions of transfer shall not be satisfied and such trade shall be canceled, and the Transferor shall repurchase the applicable Collateral Obligation from the Issuer for the purchase price paid by the Issuer to the Transferor. Other than the applicable purchase price, subject to the rights of the Transferor under Section 2.8, the Transferor does not have a right to receive any payments or other remuneration in consideration of any Subsequent Conveyed Collateral. In addition, the Transferor may (x) contribute Collateral Obligations to the Issuer in connection with the substitution of Collateral Obligations pursuant to and in accordance with Section 2.8 hereof and Section 12.3(a) of the Indenture and (y) contribute Collateral Obligations to the Issuer in connection with a Contribution under the Indenture. To the extent any cash or other property received by the Issuer from the Transferor in connection with a Substitution Event set forth in Section 2.8 hereof and Section 12.3(a) of the Indenture exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Issuer. Nothing contained herein shall prevent the Issuer from acquiring Collateral Obligations and related Assets with respect thereto from third parties or Affiliates of the Issuer (other than the Transferor) after the Closing Date, and the Issuer’s acquisition of such Collateral Obligations and related Assets shall not be governed by the terms of this Agreement. The purchase price of the Subsequent Conveyed Collateral shall be determined in accordance with the Collateral Manager’s valuation policy, as in effect on the applicable trade date for such Subsequent Conveyed Collateral.

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(c) Where the Transferor is acquiring a Collateral Obligation from a third party in the primary market or in the secondary market (a “Market Seller”) and at such time intends to identify such asset as an Originated Asset (Market Seller) pursuant to Sections 2.1(a) or (b) above, it is agreed that the name of the Issuer may be recorded on any trade ticket with the loan trading counterparty for convenience only and provided also that the Transferor has recorded on its internal books that the relevant Collateral Obligation has been originated by the Transferor. It is also agreed that, notwithstanding the name recorded on any such trade ticket, any such Collateral Obligation will be the property of the Transferor pending its sale pursuant and subject in all respects to the terms of this Agreement.

(d) Transfers are Absolute. The Transferor and the Issuer expressly intend and agree that (i) the transfer of the Conveyed Collateral by the Transferor to the Issuer pursuant to this Agreement is, in each and every case, intended to be an absolute sale, contribution, conveyance and/or other absolute transfer of ownership of the applicable Conveyed Collateral by the Transferor to the Issuer under applicable state law and federal bankruptcy law, which transfer is irrevocable and absolute, free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens, and provides the Issuer with the full risks and benefits of ownership of the Conveyed Collateral, rather than the mere granting of a security interest to secure a financing and (ii) such Conveyed Collateral shall not be part of the Transferor’s estate in the event of a filing of a bankruptcy petition or other action by or against the Transferor or the Transferor’s property under the Bankruptcy Code or under any similar insolvency law.

(e) Back-up Security Interest. In the event, however, that notwithstanding such intent and agreement, any of such transfers are deemed to secure indebtedness, the Transferor hereby Grants to the Issuer a security interest in all of its right, title and interest in, to and under such Conveyed Collateral (whether now existing or hereafter created) and the Issuer hereby further Grants such security interest to the Trustee for the benefit of the Secured Parties. For such purposes, this Agreement shall constitute a security agreement under the UCC, securing the repayment of the purchase price paid hereunder and the obligations or interests represented by the Notes, in the order and priority, and subject to the other terms and conditions of, this Agreement and the Indenture, together with such other obligations or interest as may arise hereunder and thereunder in favor of the parties hereto and thereto. Except as set forth in this Agreement, the Transferor assigns each Conveyed Collateral “as is,” and makes no covenants, representations or warranties regarding the Conveyed Collateral. If any such transfer of Conveyed Collateral by the Transferor to the Issuer (whether Initial Conveyed Collateral transferred pursuant to Section 2.1(a) or Subsequent Conveyed Collateral transferred pursuant to Section 2.1(b)) is deemed to be the mere granting of a security interest to secure a financing, the Issuer may, to secure the Issuer’s obligations under the Indenture, repledge and reassign to the Trustee for the benefit of the Secured Parties (1) all or a portion of the Conveyed Collateral pledged to the Issuer by the Transferor and with respect to which the Issuer has not released its security interest at the time of such pledge and assignment and (2) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Issuer of its rights under any agreement with the Transferor, and without further notice to or acknowledgment from the Transferor. The Transferor hereby waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Issuer or any assignee relating to such repledge or reassignment in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Transferor agrees to file or shall cause to be filed a UCC-1 financing statement naming the Transferor as debtor, the Issuer as secured party and the Trustee as assignee and referring to the Conveyed Collateral pledged hereunder as collateral thereunder.

(f) Incorporation of Standard Terms. Unless otherwise agreed to by the Issuer and the Transferor, all of the terms and provisions of the LSTA’s standard form par/near par trade confirmation (including the Standard Terms and Conditions applicable thereto) as in effect on the date hereof shall be incorporated herein by reference and all accruals, payments and credits on account of delayed compensation

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with respect to all Conveyed Collateral shall be determined in accordance with such standard LSTA terms (including in the case of multi-lateral settlements with any upstream seller to the Transferor).

(g) With respect to any transfer of Conveyed Collateral by the Transferor to the Issuer, to the extent the purchase price of the Conveyed Collateral exceeds the cash proceeds paid by the Issuer, such excess may be paid through the issuance of Preferred Shares by the Issuer to the Transferor and shall be deemed a capital contribution from the Transferor to the Issuer.

(h) If any of the Conveyed Collateral to be transferred hereunder is contemporaneously being acquired by the Transferor from another party pursuant to a separate transfer agreement or participation agreement, it is acknowledged and agreed that the Issuer may make payments to and settle the Conveyed Collateral directly with such additional party for administrative convenience.

Section 2.2. [RESERVED].

Section 2.3. Delivery of Initial Conveyed Collateral

On the applicable Elevation Date, subject to satisfaction of the conditions set forth in Section 2.1 and Section 2.2, the Issuer hereby instructs the Transferor, and the Transferor hereby agrees to deliver, on behalf of the Issuer, the applicable Initial Conveyed Collateral to the Trustee, and such delivery to and acceptance by the Trustee shall be deemed to be delivery to and acceptance by the Issuer.

Section 2.4. Conveyance of Subsequent Conveyed Collateral.

(a) As and when permitted by the Indenture and subject to Section 2.1 and this Section 2.4 and the satisfaction of the conditions imposed under the Indenture with respect to the acquisition of Subsequent Conveyed Collateral, the Issuer and the Transferor may (but shall not be obligated to) mutually agree that the Transferor shall sell, convey and transfer to the Issuer (by delivery of an executed Subsequent Transfer Agreement) all the right, title and interest of the Transferor in, to and under the Subsequent Conveyed Collateral identified on Schedule 1 to the applicable Subsequent Transfer Agreement, in each and every case without recourse other than as expressly provided herein and therein.

(b) Following the transfer of any Subsequent Conveyed Collateral by the Transferor to the Issuer, (i) the Transferor shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received with respect to such Subsequent Conveyed Collateral, on and after the related Settlement Date, in accordance with Section 2.7, (ii) each of the representations and warranties made by the Transferor pursuant to Sections 3.1 and 3.2 applicable to the Subsequent Conveyed Collateral shall be true and correct as of the related Settlement Date and (iii) the Transferor shall, at its own expense, on or prior to the applicable date of transfer to the Issuer, indicate in its records that ownership of the Subsequent Conveyed Collateral identified in the Subsequent Transfer Agreement has been sold by the Transferor to the Issuer pursuant to this Agreement.

Section 2.5. Assignments.

It is the intention of the parties that this Agreement shall supplement each Assignment Agreement required to be executed under any Underlying Document relating to the Conveyed Collateral, and that whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under each applicable Underlying Document and without replacing or superseding such Assignment Agreement. However, to the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Assignment Agreement, on the other hand, such Assignment Agreement shall control and prevail to the extent any such conflict or inconsistency would

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invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of this Agreement or the remaining provisions of this Agreement, and to the extent any provision of this Agreement would conflict with the Underlying Document applicable to any Conveyed Collateral in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Document shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 2.6. Delivery of Documents.

With respect to each Collateral Obligation transferred hereunder as part of the Conveyed Collateral, within five Business Days after the related Elevation Date or Settlement Date, the Transferor will deliver or cause to be delivered to the Custodian, to the extent not previously delivered, each of the Required Documents with respect to such Collateral Obligations.

Section 2.7. Transferor Obligations.

The Transferor shall have no obligation to the Issuer with respect to the Conveyed Collateral other than to hold in trust for the Issuer and to promptly remit to the Issuer or to the Issuer’s designee any payment of principal, interest, fees or any other sums relating to, or otherwise payable on account of, the Conveyed Assets that the Transferor receives after the applicable Elevation Date or Settlement Date (unless such payments were not included in the purchase price therefor), and as of the applicable Elevation Date or Settlement Date, immediately prior to giving effect to such transfer, the Transferor has no obligations with respect to any indebtedness for which the Conveyed Collateral serves as collateral. The Issuer has no recourse to the Transferor with respect to the Transferor’s Conveyed Collateral, including no recourse to, or guaranty by the Transferor of any defaults or delinquent payments under the Conveyed Assets, except as expressly provided in this Agreement. The Transferor shall not have any obligation to repurchase the Conveyed Collateral but may do so in accordance with pursuant to Section 2.8 hereof and Section 12.4 of the Indenture.

Section 2.8. Repurchases and Substitutions.

(a) The Transferor shall not have any obligation to repurchase the Conveyed Collateral. However, the Transferor, may, in its sole discretion and subject to compliance with Section 12.3 of the Indenture, purchase any MSD Collateral Obligations sold by the Transferor to the Issuer pursuant to this Agreement or substitute (in each case with the consent of the Collateral Manager, so long as MSD Partners, L.P. is the Collateral Manager) another MSD Collateral Obligation for, any:

(i) MSD Collateral Obligation sold by the Transferor to the Issuer pursuant to this Agreement that becomes a Defaulted Obligation;

(ii)MSD Collateral Obligation sold by the Transferor to the Issuer pursuant to this Agreement that has a Material Covenant Default;

(iii) MSD Collateral Obligation sold by the Transferor to the Issuer pursuant to this Agreement that becomes subject to a proposed Specified Amendment; or

(iv) obligation sold by the Transferor to the Issuer pursuant to this Agreement that is an Equity Security or otherwise no longer satisfies the definition of Collateral Obligation;

(v) MSD Collateral Obligation that becomes a Post-Transition S&P CCC Collateral Obligation; or

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(vi) MSD Collateral Obligation sold by the Transferor to the Issuer pursuant to this Agreement that becomes a Credit Risk Obligation.

(b) The Transferor hereby acknowledges and agrees that its ability to purchase or substitute an MSD Collateral Obligation is limited by, and subject to, the requirements of Section 12.3 of the Indenture. In connection with each such repurchase or substitution, the Transferor shall be deemed to make the representations and warranties set forth in Section 3.1, as applicable.

(c) The Transferor shall have the right, but not the obligation, to purchase from the Issuer any such MSD Collateral Obligation sold by the Transferor to the Issuer pursuant to this Agreement subject to the Repurchase and Substitution Limit. In the event of such purchase at the option of the Transferor that does not result in the delivery of a Substitute Collateral Obligation, the Transferor shall deposit in the Collection Account an amount not less than the Fair Market Value for such MSD Collateral Obligation (or applicable portion thereof) as of the date of such repurchase.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The representations and warranties set forth in this Article III are given on and deemed made as of the applicable Elevation Date or Settlement Date. Such representations and warranties shall survive the sale, transfer and assignment of the Conveyed Collateral to the Issuer hereunder or under a Subsequent Transfer Agreement, as applicable.

The representations and warranties set forth in Sections 3.1(j) may not be waived by any Person and shall survive the termination of this Agreement.

Section 3.1. Representations and Warranties of the Transferor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Transferor represents and warrants that, as of the applicable Elevation Date or Settlement Date:

(a) Organization and Good Standing. The Transferor has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a foreign entity and is in good standing under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business operations, assets or financial condition of the Transferor or on the validity or enforceability of this Agreement, or the performance by the Transferor of its duties hereunder or thereunder.

(b) Authorization; Valid Sale; Binding Obligations. The Transferor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of, or Grant of a security interest in, the Conveyed Collateral being so transferred, conveyed and assigned from the Transferor to the Issuer, enforceable against the Transferor and creditors of and purchasers from the Transferor. This Agreement constitutes the legal, valid and binding obligations of the Transferor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in a suit at law or in equity, and confirms and acknowledges that, at the time of each transfer, the Transferor was not indebted to the Issuer.

(c) No Consent Required. No consent of any other Person and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or court or any other Person is required to be obtained by the Transferor in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Transferor hereunder or under the terms of the Indenture other than those that have been obtained or made as of the applicable Elevation Date or Settlement Date.

(d) No Violations. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not violate its bylaws or any material requirement of law applicable to the Transferor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Transferor is a party or by which the Transferor or any of the Transferor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by this Agreement or the Transaction Documents.

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(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Transferor threatened, against the Transferor or any of its properties or with respect to this Agreement that would in the reasonable judgment of the Transferor be expected to have a material adverse effect on (i) the business, properties, assets or financial condition of the Transferor or (ii) the transactions contemplated by this Agreement to which the Transferor is a party.

(f) Solvency. The Transferor, at the time of and after giving effect to each conveyance of Conveyed Collateral hereunder, is solvent and is not aware of any pending insolvency of the Transferor. The Transferor (i) will not be rendered insolvent as a result of any transfer of Conveyed Collateral or (ii) left with an unreasonably small remaining capital as a result of any such transfer. The sale and transfer of the Conveyed Collateral by the Transferor constitutes a reasonable and practicable action in the Transferor’s business.

(g) Taxes. The Transferor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books), except for failures to file or pay that could not be expected to have a material adverse effect on the business operations, assets or financial condition of the Transferor or on the validity or enforceability of this Agreement, or the performance by the Transferor of its duties hereunder or thereunder.

(h) Place of Business; No Changes. The Transferor has not changed its name or the State under whose laws it is formed, whether by amendment of its certificate of formation, by reorganization or otherwise, except upon 30 calendar days prior written notice to the Collateral Manager, and provided that the Transferor has delivered any UCC-1 financing statement and/or UCC-3 amendment reasonably requested by the Collateral Manager or reasonably necessary to maintain the perfection and priority of the security interest Granted to the Issuer (and the Trustee, for the benefit of the Secured Parties, as assignee) in the Conveyed Collateral.

(i) Sale Treatment. The Transferor properly treats, and will continue to treat, the transfer of the Conveyed Collateral to the Issuer for all purposes as a sale and purchase on all of its relevant books and records (including for accounting purposes and record keeping purposes in accordance with GAAP). Any computer files, balance sheet or financial statement that identifies or itemizes the Conveyed Collateral will properly note that the Conveyed Collateral is owned by Issuer and not available to satisfy the claims of any of the Transferor’s or any other Person’s creditors. The Transferor acknowledges that the creditors of the Issuer have received security interests in the Conveyed Collateral and the Conveyed Collateral is not, and is not intended to be, available to creditors of the Transferor (or any other creditor of any affiliate of the Transferor (other than the Issuer)). The Transferor has not made any transfer of the Collateral Obligations or entered into any other transaction in connection therewith (1) with the intent to hinder, delay, deceive or defraud its creditors, or (2) at a time when the Transferor was insolvent. The Transferor is not obligated to pay any insurance premiums for any of the Conveyed Collateral, nor does the Transferor pay any such premiums, reimburse any insurer for, or otherwise make payments with respect to, any losses such insurer suffers (or would suffer but for such payment) in connection with any Conveyed Collateral.

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(j) Security Interest.

(i) In the event that the transfer by the Transferor to the Issuer of any Conveyed Collateral is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Issuer a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Transferor in, to and under such Conveyed Collateral, which security interest is perfected and is prior to all other liens (other than Permitted Liens) (to the extent perfection can be achieved by filing a financing statement), and is enforceable as such against, all creditors of and purchasers from the Transferor;

(ii) each Collateral Obligation transferred hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC);

(iii) the Transferor shall Deliver, or take any steps reasonably requested by the Issuer or the Collateral Manager to enable the Issuer to Deliver, the Conveyed Collateral to the Custodian in accordance with Section 3.3 and/or Section 12.3 of the Indenture;

(iv) the Transferor owns the Conveyed Collateral being conveyed hereunder and under each Subsequent Transfer Agreement on the applicable Elevation Date or Settlement Date, and has good title to, and is the sole owner and holder of the Conveyed Collateral owned by it, free and clear of any liens, security interests or other encumbrances of any Person (other than Permitted Liens), and has the full right and authority, subject to no interest or participation of, or agreement with, any other person (other than in the case of a Participation Interest), to transfer and assign the same (subject to any consents required under the Underlying Documents that shall be obtained prior to transfer), and, upon the transfer by the Transferor to the Issuer of any Conveyed Collateral pursuant to this Agreement or any Subsequent Transfer Agreement, the Issuer will own such Conveyed Collateral free and clear of any and all liens, security interests or other encumbrances created by, or attaching to property of, the Transferor (other than Permitted Liens);

(v) the Transferor has received all consents and approvals required by the terms of any Conveyed Collateral to the conveyance of such Conveyed Collateral hereunder to the Issuer (subject to any consents required under the Underlying Documents that shall be obtained prior to transfer);

(vi) the Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Collateral granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vii) other than the conveyance to the Issuer and the security interest granted to the Issuer pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Collateral. The Transferor has not authorized the filing of, and is not aware of, any financing statements against the Transferor that include a description of collateral covering such Conveyed Collateral other than (A) any financing statement relating to the security interest Granted to the Issuer under this Agreement or Granted to the Trustee under the Indenture and (B) any financing statement that has been terminated or amended to release such Conveyed Collateral. The Transferor is not aware of the filing of any judgment, employee benefit or tax lien filings against it;

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(viii) within five Business Days after the related Elevation Date or Settlement Date, copies (which may be in electronic form) or originals (if required by the definition of “Required Documents”) of the Required Documents have been delivered to the Trustee; and

(ix) none of the Underlying Notes that constitute or evidence the Conveyed Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer or in blank or to the Trustee.

(k) Value Given. The cash payments or, if applicable, substituted or contributed Collateral Obligation received by the Transferor in respect of the purchase price of all Conveyed Collateral conveyed hereunder constitutes fair consideration and reasonably equivalent value in consideration for the transfer to the Issuer of such Conveyed Collateral under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Issuer to the Transferor, and such transfer was not and is not voidable or subject to avoidance under the Bankruptcy Code.

(l) No Defaults. The Transferor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to materially and adversely affect the financial condition or operations of it or its respective properties or materially and adversely affect its performance hereunder.

(m) Bulk Transfer Laws. The transfer, assignment and conveyance of the Conveyed Collateral by the Transferor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(n) Lack of Intent to Hinder, Delay, Deceive or Defraud. Neither the Transferor nor any of its Affiliates sold or will sell any interest in any Conveyed Collateral with any intent to hinder, delay, deceive or defraud any of their respective creditors.

(o) Remittance of Collections. Each remittance of collections by the Transferor hereunder to the Issuer will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and (ii) made in the ordinary course of business or financial affairs of the Transferor.

(p) No Right to Surplus. The Transferor has no right to any surplus and is not liable for any deficiencies with respect to any Conveyed Collateral or the distributions received thereunder.

(q) Ownership. The BDC owns 100% of the membership interests in the Issuer.

(r) Special Purpose Entity. The Issuer is an entity with assets and liabilities separate and distinct from those of the Transferor and any Affiliates thereof, and the Transferor hereby acknowledges that the Trustee and the other Secured Parties are entering into the transactions contemplated by the Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor shall take all reasonable steps, including all steps that the Issuer or the Trustee may from time to time reasonably request, to maintain the Issuer’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor, and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate. Nothing in this Section 3.1(r) shall be binding for tax purposes.

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Section 3.2. Representations and Warranties Regarding the Collateral Obligations.

Each party to this Agreement represents and warrants that it has not concealed nor will conceal from any creditor or other interested party any transfers contemplated hereunder. Each party to this Agreement represents and warrants that there are no agreements to which it is a party evidencing the transfer of the Conveyed Collateral by the Transferor to the Issuer, other than this Agreement, the Assignment Agreements referred to in Section 2.5, in the case of a Participation Interest, the applicable participation agreement, and in the case of any Subsequent Conveyed Collateral, the applicable Subsequent Transfer Agreement.

Section 3.3. Representations and Warranties of the Issuer.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Issuer represents and warrants to the Transferor that, as of the applicable Elevation Date or Settlement Date:

(a) Organization and Good Standing. The Issuer is a private company duly incorporated with limited liability, validly existing and in good standing under the laws of Delaware.

(b) Power and Authority. The Issuer has the power and authority to execute and deliver this Agreement and all other documents and agreements contemplated hereby to which it is a party, as well as to carry out the terms hereof and thereof.

(c) Valid Execution; Binding Obligations. The Issuer has taken all necessary action, including but not limited to all requisite corporate action, to authorize the execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to which it is a party. When executed and delivered by the Issuer this Agreement will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Authorizations. All authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings which are required to be obtained by the Issuer under any applicable law which are material to (i) the conduct of its business, (ii) the ownership, use, operation or maintenance of its properties or (iii) the performance by the Issuer of its obligations under or in connection with this Agreement, have been received and all such authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings are in full force and effect.

(e) No Violations. The execution, issuance and delivery of, and performance by the Issuer of its obligations under, this Agreement and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith were and are within the powers of the Issuer and will not violate any provision of any law, regulation, decree or governmental authorization applicable to the Issuer or the Issuer’s Memorandum and Articles, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which the Issuer is a party or which is binding upon the Issuer or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of the properties or assets of the Issuer pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking, other than as specifically set forth in the Indenture.

(f) Litigation. There are no legal, governmental or regulatory proceedings pending to which the Issuer is a party or to which any of its property is subject, which would individually or in the aggregate have a material adverse effect on the performance by the Issuer of this Agreement or the consummation of the transactions contemplated hereunder, and to the best of its knowledge, no such proceedings are threatened or contemplated.

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ARTICLE IV

PERFECTION OF TRANSFER

AND PROTECTION OF SECURITY INTERESTS

Section 4.1. Custody of Collateral Obligation.

Within five Business Days after the related Elevation Date or Settlement Date, copies (or originals, if required by the definition of Required Documents) of the Required Documents shall be delivered to the Custodian.

Section 4.2. Filing.

On or about the Closing Date, the Transferor shall cause the UCC-1 financing statement(s) referred to in Section 2.2(a)(iii) hereof to be filed. Notwithstanding the obligation of the Transferor set forth in the preceding sentence, the Issuer hereby authorizes the Collateral Manager to prepare and file, at the expense of the Issuer, such UCC-1 financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3. Changes in Name, Corporate Structure or Location.

(a) During the term of this Agreement, the Transferor shall not change its name, identity, structure, existence, state of formation or location without first giving at least five Business Days’ (or such shorter period as may be reasonably acceptable to the Collateral Manager) prior written notice to the Collateral Manager.

(b) If any change in the Transferor’s name, identity, structure, existence, state of incorporation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Collateral seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Transferor, no later than 30 calendar days’ after the effective date of such change, shall file such amendments as may be required to preserve and protect the Issuer’s and the Trustee’s respective interests in the Conveyed Collateral.

Section 4.4. Sale Treatment.

The Transferor will treat the applicable transfers of the Conveyed Collateral to the Issuer for all purposes as a sale and purchase as set forth in Section 3.1(i) (or, in the case of the Initial Conveyed Collateral and prior to the applicable Elevation Date only, a participation interest in the applicable Initial Conveyed Collateral). The Transferor will procure that any balance sheet or financial statement that identifies or itemizes the Conveyed Collateral will comply with the requirements of Section 3.1(i).

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ARTICLE V

COVENANTS

Section 5.1. Covenants of the Transferor.

The Transferor makes the following covenants, on which the Issuer will rely in connection with the conveyance of Initial Conveyed Collateral and any Subsequent Conveyed Collateral to the Issuer. The Issuer acknowledges that such covenants are being made by the Transferor for the benefit of the Issuer, and by the Issuer for the benefit of the Trustee, for the benefit of the Secured Parties.

(a) Legal Existence. During the term of this Agreement, the Transferor will keep in full force and effect its existence and rights as a corporation under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby, except for those jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business operations, assets or financial condition of the Transferor or on the validity or enforceability of this Agreement or the performance by the Transferor of its duties hereunder. In addition, all transactions and dealings between the Transferor and the Issuer will be conducted on an arm’s length basis.

(b) Instruments. The Transferor will take no action, nor permit any action to be taken, to cause any Collateral Obligation that is a Loan and that is not originally evidenced by a promissory note to be evidenced by an Instrument, except in connection with the enforcement or collection of such Collateral Obligation or unless such Instrument is delivered to the Custodian. The Transferor will take no action, nor permit any action to be taken, to cause any Collateral Obligation that is a Global Note Interest to be evidenced by an Instrument (other than the underlying global note issued to the nominee of DTC or any other applicable securities depository), except in connection with the enforcement or collection of such Collateral Obligation or unless such Instrument is delivered to the Custodian. In the event that any Collateral Obligation that is Loan or a Global Note Interest is or becomes evidenced by an Instrument (other than the underlying global note issued to the nominee of DTC or any other applicable securities depository), the Transferor shall deliver such Instrument to the Custodian.

(c) Security Interests. Except as expressly provided herein, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Collateral. The Transferor will promptly notify the Issuer and the Trustee if it obtains knowledge of the existence of any lien on any Conveyed Collateral; and the Transferor shall defend the respective right, title and interest of the Issuer in, to and under the Conveyed Collateral against all claims of third parties; provided that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Conveyed Collateral. The Transferor shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Issuer in all Conveyed Collateral which has not been released pursuant to the Indenture.

(d) Compliance with Law. The Transferor hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a material adverse effect on the Issuer.

(e) Location. The Transferor shall not move its jurisdiction of formation outside of the State of Maryland without thirty (30) days’ prior written notice to the Issuer.

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(f) Merger or Consolidation of the Transferor.

(i) Any Person into which the Transferor may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Transferor is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Transferor shall be the successor to the Transferor hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii) Upon the merger or consolidation of the Transferor or transfer of substantially all of its assets and its business as described in this Section 5.1(f), the Transferor shall provide the Issuer notice of such merger, consolidation or transfer of substantially all of the assets and business within 30 days after completion of the same.

(g) Remittance. The Transferor shall promptly remit to the Issuer or to the Issuer’s designee any payment of principal, interest, fees or any other sums relating to, or otherwise payable on account of, the Conveyed Collateral that the Transferor receives after the applicable Elevation Date or Settlement Date.

(h) Notice. The obligors or agents on the Conveyed Collateral were or will be notified of the transfer of the Conveyed Collateral to the Issuer to the extent required under the applicable Underlying Documents.

(i) Liabilities to Obligors. Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, the Transferor hereby acknowledges and agrees that no obligation or liability of the Transferor to any Obligor under any of the Collateral Obligations is intended to be assumed by the Issuer, the Trustee or the Holders under or as a result of this Agreement and any Subsequent Transfer Agreement.

(j) Credit Support. The Transferor shall not provide credit to any Holder for the purpose of enabling such Holder to purchase Notes.

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ARTICLE VI

MISCELLANEOUS

Section 6.1. Amendment.

(a) This Agreement may be amended or waived from time to time by the parties hereto by written agreement.

(b) Prior to the execution of any such amendment or waiver, the Transferor shall furnish to the Issuer and the Issuer shall furnish to S&P written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

Section 6.2. Governing Law.

(a) This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York;

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.2(b).

Section 6.3. Notices.

All notices, demands, certificates, requests, directions and communications hereunder (notices) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 1.

Section 6.4. Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 6.5. Third Party Beneficiaries.

The parties hereto hereby manifest their intent that except as otherwise expressly provided herein, no third party (other than the Trustee, on behalf of the Secured Parties) shall be deemed a third-party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

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Section 6.6. Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 6.7. Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.8. No Bankruptcy Petition; Disclaimer.

(a) The Transferor covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture or, if longer, the applicable preference period then in effect, it will not institute against the Issuer, the Co-Issuer or any Issuer Subsidiary, or join any other Person in instituting against the Issuer, the Co-Issuer or any Issuer Subsidiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) The Issuer covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture or, if longer, the applicable preference period then in effect, it will not institute against the Transferor, or join any other Person in instituting against the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(c) This Section 6.8 will survive the termination of this Agreement.

(d) The provisions of this Section 6.8 shall be for the third-party benefit of those entitled to rely thereon, including the Trustee for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 6.9. Jurisdiction.

Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it to the address set forth in Schedule 2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 6.10. Joinder to Agreement.

The Transferor and the Issuer agree and acknowledge that an additional party may become party to this Agreement by executing an instrument of joinder (a “Joinder Agreement”), substantially in the form of Exhibit B hereto, whereby such party agrees to be bound by all of the terms, conditions and provisions of this Agreement, including the representations and warranties set forth in Article III hereof. Any party delivering to the Transferor(s) and the Issuer a Joinder Agreement shall be deemed a “Transferor” under this Agreement for all purposes.

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Section 6.11. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 6.12. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 6.13. Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Indenture.

Section 6.14. Limited Recourse.

The obligations of the Issuer and the Transferor under this Agreement are solely the corporate obligations, as applicable, of the Issuer and the Transferor, respectively. No recourse shall be had for the payment of any amount owing by the Issuer or the Transferor under this Agreement or for the payment by the Issuer or the Transferor of any fee in respect hereof or any other obligation or claim of or against the Issuer or the Transferor arising out of or based upon this Agreement, against any employee, officer, director, shareholder, partner, member or manager of the Issuer or the Transferor or of any Affiliate of such Person (other than the Transferor or the Issuer, as applicable). Notwithstanding any other provisions of this Agreement, the obligations of the Issuer hereunder are payable subject to and in accordance with the Priority of Distributions and are limited in recourse to the Assets of the Issuer and, following application of the Assets in accordance with the provisions of the Indenture, all obligations of and all claims against the Issuer will be extinguished and shall not thereafter revive. Notwithstanding any other provisions of this Agreement, the obligations of the Transferor hereunder are limited in recourse to the assets of the Transferor, and following application of such assets, all obligations of and all claims against the Transferor will be extinguished and shall not thereafter revive. The provisions of this Section 6.14 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

MSD INVESTMENT CORP

By:
Name: Marcello Liguori
Title: Authorized Signatory

MSD BDC CLO I, LLC
By: MSD Investment Corp., its sole Member

By:
Name: Marcello Liguori
Title: Authorized Signatory

SCHEDULE 1

NOTICE INFORMATION

Transferor:

MSD Investment Corp.

One Vanderbilt Avenue, 26th Floor

New York, NY 10017

Issuer:

MSD BDC CLO I, LLC

One Vanderbilt Avenue, 26th Floor

New York, NY 10017

Collateral Manager:

MSD Partners, L.P. LLC

One Vanderbilt Avenue, 26th Floor

New York, NY 10017

Trustee:

U.S. Bank Trust Company, National Association, as Trustee

Global Corporate Trust/CDO Department

190 South LaSalle Street

Chicago, Illinois 60603

Attention: Global Corporate Trust

Reference: MSD BDC CLO I, LLC

Email: joseph.ruppert@usbank.com

S-I-1

EXHIBIT A

PARTICIPATION TERMS

The terms set forth below govern the purchase and sale of the Participation in the Loans, the Commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of July 21, 2023 (the “Standard Terms”) and attached hereto as Schedule II. The Standard Terms are incorporated herein by reference without any modification whatsoever except as otherwise agreed herein by the Parties and as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through I below (the “Transaction Specific Terms”). The Standard Terms and the Transaction Specific Terms together constitute a single integrated Participation Agreement for each trade set forth on Schedule I (“Schedule I”), as applicable, and the Agreement with respect to each such trade shall have the same effect as if a separate Participation Agreement had been entered into separately for such trade. Each such trade shall constitute a separate and distinct “Transaction.” With respect to each Transaction, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY
Trade Date:	November 15, 2023
Agreement Date:	November 15, 2023
Transferor:	MSD INVESTMENT CORP.
Buyer:	MSD BDC CLO I, LLC
Aggregate Purchase Amount:	$585,279,096.37
Credit Agreement:	The credit agreement relating to each Facility as set forth in Schedule I
Borrower:	As set forth for each Transaction in Schedule I
Individual Purchase Amount(s):	As set forth for each Transaction in Schedule I
Tranche(s):	As set forth for each Transaction in Schedule I
CUSIP or LoanXID Number(s), if available:	As set forth for each Transaction in Schedule I
Delivery of Credit Documents:	Yes ☐	No ☒
Netting Arrangements:	Yes ☐	No ☒
Set-Off Applicable:	Yes ☐	No ☒
Collateral Annex Applicable:	Yes ☐	No ☒
Elevation:	Yes ☒	No ☐

A. DEFINITIONS

Capitalized terms used herein A shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions set forth in this Exhibit A and the Master Transfer Agreement, dated November 15, 2023, among the Transferor and the Buyer (collectively, the “Agreement”). Terms defined in the applicable Credit Agreement and not otherwise defined in this Agreement shall have the same meanings (with respect to the applicable Transaction) as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement (as it relates separately to each Transaction). If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” means the Administrative Agent or other comparable Agent under the applicable Credit Agreement.

“Assignment” means the assignment agreement that is in the form specified in the applicable Credit Agreement for an assignment of the Loans and Commitments (if any) and any Elevation Required Consents to such assignment.

“Buyer Purchase Price” select one:

☒ not applicable.

☐ means the purchase price payable by Buyer to Original Buyer pursuant to the Netting Letter (this applies if there are three (3) parties involved in the netting arrangement).

☐ means the purchase price payable by Buyer to Penultimate Buyer pursuant to the Netting Letter (this applies if there are four (4) or more parties involved in the netting arrangement).

“Commitments” means commitments under the applicable Credit Agreement as set forth for each Transaction in Schedule I.

“Elevation Required Consents” means, with respect to each Transaction, the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the Transaction Documents to assign the Transferred Rights in connection with an Elevation.

“Elevation Transfer Fee” means the transfer or other similar fee payable to the Agent in connection with the Assignment submitted in connection with an Elevation (if any) as set forth in the applicable Credit Agreement.

“Loans” means loans under the applicable Credit Agreement in the outstanding principal amount as set forth for each Transaction in Schedule I.

“Netting Letter” select one:

☒ not applicable.

☐ means that certain Multilateral Netting Agreement in the form currently published by the LSTA dated on or as of the Agreement Date among Transferor, Buyer [and] [,] Original Buyer [, Penultimate Buyer] and [describe any other parties to the Netting Letter].

“Original Buyer” select one:

☒ not applicable.

☐ means [specify original buyer in the netting arrangement].

“Participation Required Consents” means, with respect to each Transaction, the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the Transaction Documents to grant a participation interest in the Transferred Rights.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Transferor in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms.

“Penultimate Buyer” select one:

☒ not applicable.

☐ none (“none” is applicable if there are only three (3) parties involved in the netting arrangement).

☐ means [_______].

“Transferor Purchase Price” select one:

☒ not applicable.

☐ means the purchase price payable by Original Buyer to Transferor pursuant to the Netting Letter.

“Unfunded Commitments” means unfunded commitments under the applicable Credit Agreement as set forth for each Transaction in Schedule I.

B. SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary, Buyer represents and warrants that it (i) was not a Lender on the Trade Date and (ii) requested copies of the Credit Documents from Transferor on or prior to the Trade Date.

C. SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1 Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

Bank Name: U.S. Bank N.A ABA #: 091000022

Acct Name: CDO/MSD BDC CLO I Account #: 104798941324

FFC: 225027

Ref: MSD BDC CLO I

Transferor’s Wire Instructions:

Bank Name: U.S. Bank N.A. ABA #: 091000022

Acct Name: CDO/MSD Investment Corp. Account #: 104797336674

FFC: 224508-101

Ref: MSD Investment Corp

C.2 Section 8.7 (Set-Off).

If “Yes” is specified opposite “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.7 shall apply.

D. SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

MSD BDC CLO I, LLC

One Vanderbilt Avenue, 26th Floor New York, NY 10017

Transferor’s Address for Notices and Delivery:

MSD Investment Corp.

One Vanderbilt Avenue, 26th Floor New York, NY 10017

E. SECTION 10 (FURTHER TRANSFERS)

E.1 Select one:

☒ There is no Participation Transfer Fee.

☐ There is a Participation Transfer Fee, in the amount of $/£/€_______.

E.2 If an Affiliate of Buyer that is a buyer under a participation agreement with Transferor entered into as of the same day as this Agreement makes a Pre-Elevation Transfer (whether or not such transfer is so defined under such participation agreement) of loans and commitments (if any) under the Credit Documents subject to such participation agreement on the same day as Buyer, on substantially similar documents and to the same Entity as Buyer:

☐ Buyer and such Affiliate(s) of Buyer shall pay only one Participation Transfer Fee.

☐ Buyer and each such Affiliate of Buyer shall pay a separate Participation Transfer Fee in respect of each such Pre-Elevation Transfer.

☒ Not applicable (there is no Participation Transfer Fee).

E.3 Section 10.1 Right of Buyer to sell subparticipations:

☒ Buyer may sell subparticipations in respect of the Transferred Rights without Transferor’s prior consent. Section 10.1(b) of the Standard Terms will apply.

☐ Buyer may not sell subparticipations in respect of the Transferred Rights without Transferor’s prior consent. Section 10.1(b) of the Standard Terms will not apply.

F. SECTION 11 (VOTING)

F.1 “Voting” select one:

☒ Buyer shall have voting rights with respect to the Transferred Rights, subject to Section 11.1(a) of the Standard Terms.

☐ Buyer shall have no voting rights in respect of the Transferred Rights, subject to Section 11.1(b) of the Standard Terms, except with respect to the following matters: ______________________________________________________________________________.

F.2 For purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms:

☒ the interests or claims held by Transferor for its own account shall be counted;

☐ the interests or claims held by Transferor for its own account shall not be counted;

AND

☐ the interests or claims held by Affiliates of Transferor shall be counted.

☒ the interests or claims held by Affiliates of Transferor shall not be counted.

G. SECTION 15 (ELEVATION)

G.1 Select one:

☐ There is no Elevation Transfer Fee.

☒ Each Elevation Transfer Fee shall be paid as follows:

☐ The Elevation Transfer Fee shall be paid by Transferor to the Agent and Buyer shall reimburse Transferor in an amount equal to

☐ one-half thereof.

☐ [other relevant fraction or percentage] ______ thereof.

☒ Each Elevation Transfer Fee shall be paid by Buyer to the Agent and Transferor shall reimburse Buyer in an amount equal to

☐ one-half thereof (which amount may be pre-funded on the date hereof through a credit to the Purchase Price with respect to each Transaction).

☒ 0% thereof.

G.2 If “No” is specified opposite “Elevation” in the Transaction Summary, then select one:

☐ No Elevation shall be permitted unless requested by Transferor and otherwise subject to Section 15.

☐ Subject to Section 15, Transferor may at any time request an Elevation and Buyer may request an Elevation only in the following circumstances:__________________________________________

______________________________________________________________________________.

H. SECTION 28 (JUDGMENT CURRENCY)

The exchange rate used for the conversion of amounts in any currency other than the Contractual Currency into amounts in the Contractual Currency shall be determined by reference to quotations from:

☐ Transferor, or if Transferor does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Transferor.

☒ Buyer, or if Buyer does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Buyer.

☐ [name of dealer], or if [name of same dealer as in first blank in this sentence] does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the mutual agreement of the Parties.

I. SECTION 31 (FURTHER PROVISIONS)

I.1 Representations of Transferor. In addition to the representations and warranties of Transferor set forth in Section 4 of the Standard Terms, Transferor hereby makes the representations and warranties set forth on Schedule V hereto to Buyer.

I.2 Further Transfers. Section 10.1(a) of the Standard Terms is hereby amended and restated as follows:

“Buyer may make a Pre-Elevation Transfer without the prior consent of Transferor; provided, however, that no Pre-Elevation Transfer shall be effective unless (i) such Pre-Elevation Transfer does not violate any applicable law or regulation or cause Transferor to violate or be in breach of any provision of any Transaction Document, (ii) the transferee in such Pre-Elevation Transfer (the “Transferee”) makes to Buyer for the benefit of Transferor substantially each of the representations, warranties and covenants set forth in Sections 5.1, 8.1(c) and 18.3, and (iii) the Transferee either (A) is organized under the laws of the United States or any State thereof or (B) has (1) represented to Transferor that under applicable law and treaties no taxes will be required to be withheld by Transferor with respect to any payments to be made to such Transferee in respect of the Transferred Rights and (2) shall have furnished to Transferor such forms, certifications, statements and other documents as Transferor has reasonably requested or may reasonably request from time to time to evidence the Transferee's exemption from the withholding of any tax imposed by any jurisdiction or to enable Transferor to comply with any applicable laws or regulations relating thereto.”

I.3 Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

If (i) “Yes” is specified opposite “Elevation” in the Transaction Summary, upon the request of either Party, or (ii) “No” is specified opposite “Elevation” in the Transaction Summary, upon the request of the Party entitled to request an Elevation pursuant to Section G.2 of the Transaction Specific Terms and, in the case of a request by Buyer, upon satisfaction of the conditions set forth in Section G.2 of the Transaction Specific Terms, and, in each case, subject to the terms and provisions of the Credit Documents and any applicable law or regulation, each Party agrees to use commercially reasonable efforts and to take such actions as are necessary (including obtaining all Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under the Credit Agreement with respect to all or any part of the Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under the Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Transferor by Buyer, Buyer may not request an Elevation, and (y) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the other Party may not request an Elevation. Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Transferor shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. At the time of Elevation, Buyer shall pay any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Transferor's obligation to deliver to Buyer any Interest Proceeds and Principal Proceeds received on the Portfolio Investments (“Distributions”) (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

I.4 [RESERVED].

I.5 Events of Defaults and Remedies. Upon (i) the failure of Transferor to comply with or perform any material agreement or obligation to be complied with or performed by Transferor in accordance with this Agreement, which failure has not been cured within five Business Days (or two Business Days after the due date thereof for a failure to deliver Distributions) of Transferor having been so notified by Buyer; (ii) a representation made or repeated or deemed to have been made or repeated by Transferor in this Agreement proves to have been incorrect or misleading in any respect; (iii) Transferor (1) becomes insolvent or is unable to pay its debts as they become due; (2) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (4) has a resolution passed for its winding-up, official management or liquidation; (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (6) has a secured party (other than the Buyer) take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (7) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (iv) Transferor disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder (any of the foregoing, an “Event of Default”), Buyer may exercise (or cause its agents or co-agents, if any, to exercise) any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may exercise, in addition to all other rights and remedies given by law or this Agreement, all the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised and whether or not the UCC applies to the affected Collateral) with respect to any Collateral. Transferor agrees that it will execute and deliver such documents and take such other action as is necessary in order that any such sale or other disposition may be made in compliance with law. Notwithstanding the continuation of any Event of Default hereunder, Buyer shall not have the right to cause Transferor to repurchase any Loan or to otherwise retroactively adjust any of the terms of transfer solely as a result of the performance of the Loans.

I.6 Covenant to Maintain Existence. Transferor hereby agrees to not wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms.

I.7 [RESERVED].

I.8 Limited Recourse of Transferor Against Buyer. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the rights of recourse of Transferor against Buyer shall be limited to the remaining amounts from time to time available and comprising the assets of Buyer (other than the ordinary share capital and the transaction fee charged by Buyer) having satisfied or provided for all other prior ranking liabilities of Buyer. Accordingly, Transferor shall have no claim or recourse against Buyer in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Buyer and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished. No recourse shall be had for the payment of any amount owing to Transferor against any officer, member, director, employee, security holder or incorporator of Buyer or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Buyer personally. Transferor agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Buyer or any other bankruptcy or insolvency proceedings with respect to Buyer until one year and one day (or, if longer, the preference period then in effect) after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Buyer’s rated securities. This Section shall survive termination of this Agreement.

I.9 Limited Recourse of Buyer Against Transferor. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the rights of recourse of Buyer against Transferor shall be limited recourse obligations of the Transferor payable solely from the Loans and Transferred Rights and any remaining amounts from time to time available and comprising the other assets of Transferor (other than the ordinary share capital and the transaction fee charged by Transferor) after having satisfied or provided for all other prior ranking liabilities of Transferor. Accordingly, Buyer shall have no claim or recourse against Transferor in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Transferor and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished. No recourse shall be had for the payment of any amount owing to Buyer against any officer, member, director, employee, security holder or incorporator of Transferor or its successors or assigns. No action may be brought against any officer, member, director, employee, security holder or incorporator of Transferor personally. Buyer agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Transferor or any of its Subsidiaries or any other bankruptcy, arrangement, insolvency or liquidation proceedings with respect to Transferor or any of its Subsidiaries until one year and one day (or, if longer, the preference period then in effect) after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Buyer’s rated securities. This Section shall survive termination of this Agreement.

I.10 Amendment. Transferor and Buyer acknowledge and agree that Schedule I hereto may be amended from time to time with the written consent of each party.

I.11 Participation Settlement Date. Transferor and Buyer acknowledge and agree that, notwithstanding anything to the contrary herein, the “Settlement Date” (as defined in the Standard Terms and referred to herein as the “Participation Settlement Date”) for each Transaction set forth on Schedule I hereto shall be November 15, 2023.

ANNEX TO PARTICIPATION TERMS FOR PAR/NEAR PAR TRADES

The amount of any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Participation Settlement Date with respect to each Transaction is set forth in Schedule I.

Schedule I – Transaction Details For Each Participation

[Attached]

Geneva ID	ISSUER	Amount
DUBCHM 1L INITIAL TL	DCG ACQUISITION CORP	2,732,490.72
GETTY 1L TL	ABE INVESTMENT HOLDINGS INC	17,587,745.30
PIP 2L LOAN	GLOVES PARENT, INC.	6,000,000.00
NORDAM TLB	NORDAM GROUP INC/THE	11,675,161.78
VIAD 1L TLB	VIAD CORP	2,741,981.58
VISION TL	VISION INTEGRATED GRAPHICS LLC	18,000,000.00
VISION INCREMENTAL TL	VISION INTEGRATED GRAPHICS LLC	2,504,392.50
XPONENTIAL TERM LOAN	XPONENTIAL FITNESS LLC	15,520,959.56
FULLSCRIPT TL	NATURAL PARTNERS INC	18,000,000.00
TRILLIUM 1L TLB 06/28/26	FR FLOW CONTROL LUXCO 1 SARL	8,887,500.00
TOUCHTUNES 1l TL 04/22/2029	OCTAVE MUSIC GROUP INC/THE	14,850,000.00
HEXION 1L TL 03/15/2029	HEXION HOLDINGS CORP	9,875,000.00
KAH 1TL	CHARLOTTE BUYER INC	24,000,000.00
WATCH GUARD 1TL	WATCH GUARD TECHNOLOGIES	17,325,000.00
Bayer Environmental Services 1L TL	DISCOVERY PURCHASER CORP	9,925,000.00
DISA TL	DISA HOLDINGS CORP	6,000,000.00
TRAVELPORT SUPER SR TL	TRAVELPORT FINANCE LUXEMBOURG SARL	24,000,000.00
FARADAY TL	FARADAY BUYER LLC	17,329,417.50
LIPARI TL	LJ PERIMETER BUYER INC	9,658,030.07
Chromalloy TL	CASABLANCA BUYER, INC	18,000,000.00
CAES SPACE TL	FRONTGRADE TECHNOLOGIES HOLDINGS INC	18,000,000.00
DIVERSIFIED FOOD TL	DFS HOLDING COMPANY, INC.	18,000,000.00
WOOD MACKENZIE TL	PLANET US BUYER LLC	18,000,000.00
Boasso TL	CHANNELSIDE ACQUISITIONCO, INC.,	14,303,132.25
CLEAR CHANNEL OUTDOOR 1L TLB	CLEAR CHANNEL OUTDOOR HOLDINGS INC	842,012.14
INMARI TL 1L	INMAR INC	14,962,500.00
LSFATL TL B 1L	LSF9 ATLANTIS HOLDINGS LLC	6,478,910.27
MAXAR 1L TLB	GALILEO PARENT, INC.	18,000,000.00
MOMENTIVE GLOBAL TL	MERCURY BIDCO LLC	17,955,000.00
PGND TL 1L	AZALEA TOPCO INC	4,259,085.41
EMERALD EXPO TL	EMERALD X INC	17,456,250.00
FILMRISE TL	FILMRISE ACQUISITIONS, LLC	16,708,792.95
Mattress Firm 1L TL	MATTRESS FIRM INC	1,322,497.99
SOUTHERN VETERINARY NEW 2L TL	SOUTHERN VETERINARY PARTNERS LLC	5,000,000.00
TRACE3 2L TL	ESCAPE VELOCITY HOLDINGS INC	5,000,000.00
TVCALB TL 1L	FLIGHT BIDCO INC	14,368,532.26

S-I-1

COOBOA TL1L	Cook and Boardman	-
AVENTINE INTERMEDIATE LLC DELAYED DRAW TERM LOAN	AVENTINE INTERMEDIATE LLC	16,000,000.00
BDO 1L TL	BDO USA PC	18,000,000.00
CIRCOR TL	CIRCOR INTERNATIONAL INC	18,000,000.00
MANAGEMENT CONSULTING RESEARCH DDTL	MANAGEMENT CONSULTING & RESEARCH LLC	5,584,229.39

Geneva ID	ISSUER	Amount
CAPVIS TL B 1L	MED PARENTCO LP	20,000,000.00
VSAT TL B 1L	VIASAT INC	20,000,000.00
29102TAE2	AZALEA TOPCO INC	13,740,914.59
PSAV TL B1	AVSC HOLDING CORP	7,882,547.08
Petvet (TBD)	Pet Vet	17,522,916.67
HIGHGATE TL	CASTLE MANAGEMENT BORROWER LLC	18,000,000.00
Total		600,000,000.00

S-I-2

Schedule II – Standard Terms

[Attached]

S-II-1

PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES – STANDARD TERMS AND CONDITIONS

July 21, 2023

The LSTA owns all intellectual property rights, including all copyright rights, in this document. This document may not be used, reproduced in whole or in part, adapted, modified, disclosed to others, or disseminated other than by members of the LSTA in good standing and by those who have a current and valid license from the LSTA for use of this document. Any use of this document in violation of the LSTA’s rights may subject the infringer to statutory fines and other civil and/or criminal penalties.

PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

LSTA STANDARD TERMS AND CONDITIONS

Published by The Loan Syndications and Trading Association, Inc.® as of July 21, 2023

The following are the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades published by the LSTA as of July 21, 2023, which shall govern the Transaction described in the Transaction Specific Terms.

1. Definitions

1.1 General. Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the relevant Transaction Specific Terms, and as otherwise may be provided in other provisions of this Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement as in the Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement. If there is any inconsistency between the Transaction Specific Terms and the provisions of the Standard Terms, the Transaction Specific Terms shall govern and control.

1.2 In this Agreement:

“Act” has the meaning specified in Section 11.1(a).

“Adequate Protection Order” means any order of the relevant bankruptcy court authorizing or ordering Borrower or any Obligor(s) to make adequate protection payments to the Lenders.

“Adequate Protection Payments” means, with respect to the Transferred Rights, amounts (other than PIK Interest) authorized and/or ordered to be paid as adequate protection for Interest and Accruing Fees on the loans and obligations owed under the Credit Documents pursuant to an Adequate Protection Order.

“Affiliate” means “affiliate” as defined in either (a) Bankruptcy Code §101(2) or (b) Rule 144 of the Securities Act.

“Agent Expenses” means any costs, liabilities, losses, claims, damages, and expenses incurred by, and any indemnification claims of, the Agent, for which the Agent has recourse under the Credit Documents and that are attributable or allocable to the Transferred Rights.

“Agreement” means this Participation Agreement for Par/Near Par Trades between Seller and Buyer dated as of the Agreement Date governing the Transaction, such Agreement consisting of the Standard Terms as modified and supplemented by the Transaction Specific Terms.

“Agreement Date” means the date specified as such in the Transaction Summary.

“Annex” means the document attached to the Transaction Specific Terms captioned “Annex to Participation Agreement for Par/Near Par Trades.”

“Assumed Obligations” means all obligations and liabilities of Seller with respect to, or in connection with, the Transferred Rights arising or occurring on or after the Settlement Date; excluding, however, the Retained Obligations.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any Entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” means, collectively, the Entity or Entities specified as such in the Transaction Summary and such other borrower(s) as may be identified in the Credit Agreement.

“Buyer” means the Entity specified as such in the Transaction Summary.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday, (c) any other day on which the Federal Reserve Bank of New York is closed1 or (d) only with respect to the determination of Commencement Date, any other day on which the New York Stock Exchange is closed.

1 The Holiday Schedule for the Federal Reserve Bank of New York may be found at www.newyorkfed.org/aboutthefed/holiday_schedule.html.

“Buyer Excluded Information” has the meaning specified in Section 5.1(g). “Buyer Indemnitees” has the meaning specified in Section 6.1.

“Code” means the Internal Revenue Code of 1986 (as amended, and the rules and regulations promulgated under it).

“Commencement Date” has the meaning as defined in Section 6 of the Standard Terms and Conditions of the Confirmation.

“Confirmation” means the LSTA Par/Near Par Confirmation(s) dated as of the Trade Date between Seller and Buyer relating to the Transaction.

“Contractual Currency” has the meaning specified in Section 28.1.

“Credit Agreement” means the agreement specified as such in the Transaction Summary (including all intercreditor agreements, subordination agreements, waivers and amendments entered into from time to time pursuant thereto or in connection therewith), in each case, as amended, supplemented or otherwise modified from time to time.

“Credit Documents” means the Credit Agreement and all Guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers, amendments, modifications, supplements, forbearances, intercreditor agreements, subordination agreements and all other agreements, documents or instruments executed and delivered from time to time in connection therewith.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.2

2 The definition of “Debtor Relief Laws” used in this standard form is consistent with the definition used in the Model Credit Agreement Provisions published by the LSTA. In the event that the Credit Agreement underlying a certain Participation uses a different definition for the determination of what insolvency events will constitute a Lender as a Defaulting Lender (or other terms used therein to similar effect), the Parties may consider conforming this definition and correlative provisions hereof to the terms used in the Credit Agreement.

“Distribution” means any payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities, or other property (including Loan Collateral) or proceeds under or in respect of the Transferred Rights; excluding, however, any Retained Interest Distribution.

“Elevation” has the meaning specified in Section 15. “Elevation Date” has the meaning specified in Section 15.

“Elevation Required Consents” means the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the Transaction Documents to assign the Transferred Rights in connection with an Elevation.

“Elevation Transfer Fee” has the meaning specified in the Transaction Specific Terms.

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind; (b) purchase, option, call or put agreement or arrangement; (c) subordination agreement or arrangement other than as specified in the Credit Documents; or (d) agreement or arrangement to create or effect any of the foregoing.

“Entity” means any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, Governmental Authority, fund, investment account or other entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Experts” has the meaning specified in Section 12.2.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any applicable fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements.

“Federal Funds Rate” means, for any date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day in The Wall Street Journal (Eastern Edition), or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which such rate is reported.

“Funded Loan” has the meaning specified in Section 8.8. “Funding Advance” has the meaning specified in Section 8.6. “Funding Date” has the meaning specified in Section 8.6.

“Funding Memorandum” means the document agreed upon by Buyer and Seller (whether or not signed) that specifies the calculations determining the Purchase Price with respect to the Participation.

“Funding Notice” has the meaning specified in Section 8.6.

“Governmental Authority” means any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means a guaranty of any of Borrower’s obligations under the Credit Documents, including Borrower’s obligations in connection with the Loans.

“Indemnified Party” has the meaning specified in Section 6.3. “Indemnifying Party” has the meaning specified in Section 6.3.

“Interest and Accruing Fees” means all interest and accruing ordinary course fees (such as commitment, facility, letter of credit and other similar fees) that are paid in connection with the Loans and Commitments (if any) pursuant to the Credit Documents from and after the Trade Date; provided that Interest and Accruing Fees shall not include any PIK Interest.

“Judgment Currency” has the meaning specified in Section 28.1.

“Judgment Currency Conversion Date” has the meaning specified in Section 28.1.

“Lender” means a lender under the Credit Agreement, and its successors, transferees and permitted assigns.

“Loan Collateral” means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to (or otherwise created) or for the benefit of the Lenders under the Credit Documents.

“Loans” means the Loan(s) in the amount(s) specified in the Transaction Specific Terms, as such amounts may change from time to time after the Settlement Date as a result of the funding of Unfunded Commitments and the repayment of principal, and includes the note(s) (if any) evidencing such Loan(s) issued under the Credit Agreement.

“LSTA” means The Loan Syndications and Trading Association, Inc.® “Majority Claims Holders” has the meaning specified in Section 11.1(a). “Majority Holders” has the meaning specified in Section 11.1(a).

“Obligor” means any Entity (other than Borrower, the Lenders and any administrative, collateral, syndication, documentation or other similar agent under the Credit Agreement) that is obligated under the Credit Documents.

“Operative Documents” means (a) if “No” is specified opposite “Netting Arrangements” in the Transaction Summary, (i) this Agreement and (ii) upon Elevation, the Assignment, and (b) if “Yes” is specified opposite “Netting Arrangements” in the Transaction Summary, (i) this Agreement, (ii) the Netting Letter and (iii) upon Elevation, the Assignment.

“Participation” has the meaning specified in Section 2.1(a).

“Participation Transfer Fee” has the meaning specified in Section 10.1(a). “Party” means Buyer or Seller, as applicable.

“PIK Interest” means any paid-in-kind interest, fees or other amounts paid or payable in kind from and after the Trade Date in connection with the Loans and Commitments (if any) pursuant to the Credit Documents or Adequate Protection Order (if any), as applicable.

“Pre-Elevation Transfer” has the meaning specified in Section 10.1.

“Pre-Settlement Date Accruals” means all Interest and Accruing Fees and, if applicable, Adequate Protection Payments, that accrue during the period before (but excluding) the earlier of

(a) the Settlement Date and (b) the Commencement Date; so long as payment or distribution of such Interest and Accruing Fees and, if applicable, Adequate Protection Payments, is made (i) on or before the due date thereof or the expiration of any applicable grace period, each as specified in the Credit Documents and, if applicable, the Adequate Protection Order, as in effect on the Trade Date (or, if no such grace period exists, the expiration of thirty (30) days from such due date), and (ii) before a default by Borrower or any Obligor in connection with other payment obligations of Borrower or any Obligor under the Credit Documents; otherwise such Interest and Accruing Fees and, if applicable, Adequate Protection Payments (if and when paid) and any other accrued amounts due thereafter shall be for the account of Buyer, and Seller shall not be entitled to any part thereof.

“PTEs” means the prohibited transaction class exemptions issued by the U.S. Department of Labor, as such exemptions may be amended from time to time.

“Purchase Price” means the price calculated pursuant to the Confirmation and set forth in the Funding Memorandum (if any).

“Receiving Party” has the meaning specified in Section 8.5(a).

“Reimbursement Claims” means any claim of Seller arising in connection with the return, disgorgement or reimbursement by Seller to Borrower, or any other Entity, of all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date.

“Remitting Party” has the meaning specified in Section 8.5(a).

“Retained Interest” means the right retained by Seller to receive, in accordance with the provisions of Section 8.2, payments or other distributions, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds paid or delivered in respect of the Pre-Settlement Date Accruals or the Adequate Protection Payments (if any); provided that Retained Interest shall not include any PIK Interest.

“Retained Interest Distribution” means a payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds payable or deliverable to Seller in respect of a Retained Interest.

“Retained Obligations” means all obligations and liabilities of Seller relating to the Transferred Rights (i) arising or occurring prior to the Settlement Date, (ii) that result from Seller’s breach of its representations, warranties, covenants, or agreements under this Agreement or the Credit Documents, (iii) that result from Seller’s bad faith, gross negligence, or willful misconduct or (iv) that are attributable to Seller’s actions or obligations in any capacity other than as a Lender under the Credit Documents.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Seller” means the Entity specified as such in the Transaction Summary. “Seller Excluded Information” has the meaning specified in Section 4.1(h). “Seller Indemnitees” has the meaning specified in Section 6.2.

“Seller’s Claims” has the meaning specified in Section 11.1(a).

“Settlement Date” means (a) if “No” is specified opposite “Netting Arrangements” in the Transaction Summary, the date on which Seller receives the Purchase Price, and (b) if “Yes” is specified opposite “Netting Arrangements” in the Transaction Summary, the date on which Seller receives the Seller Purchase Price.

“Standard Terms” means the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades in the form published by the LSTA as of July 21, 2023.

“Trade Date” means the date(s) specified as such in the Transaction Summary.

“Transaction” means the purchase and sale of the Participation to which this Agreement relates.

“Transaction Documents” means the Credit Documents and the Operative Documents (provided that, as used in Sections 4.1 and 5.1, “Transaction Documents” shall not include the Assignment).

“Transaction Specific Terms” means the specific terms and elections governing the Transaction that are set forth in the Transaction Summary and Sections A through H of this Agreement.

“Transaction Summary” means the Transaction Summary set forth in the Transaction Specific Terms.

“Transferred Rights” means (i) all of Seller’s rights in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Loans and Commitments (if any), including without limitation any letters of credit, Guarantees, and swingline loans included in the Loans (excluding, however, the Retained Interest, if any) and (ii) to the extent relating to the rights set forth in the preceding clause (i) and permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller in its capacity as a Lender against any Entity, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity.

2. Participation

2.1 In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement:

(a)
subject to the satisfaction or waiver of the conditions in Section 3.2, Seller irrevocably sells, grants and conveys an undivided 100% participation interest in and to the Loans, the Commitments (if any) and the Transferred Rights (the “Participation”) to Buyer with effect on and after the Settlement Date;
(b)
subject to the satisfaction or waiver of the conditions in Section 3.1, Buyer irrevocably acquires the Participation, and agrees to reimburse Seller for all amounts paid in respect of the Assumed Obligations (or, in the case of Section 8.6, perform its funding obligations with respect to the Assumed Obligations thereunder), with effect on and after the Settlement Date;
(c)
Seller agrees to remain responsible for, and assumes and agrees timely to perform and comply with, the Retained Obligations. Until the Elevation Date, Seller shall hold title to the Loans and the Commitments (if any) for the benefit of Buyer to the extent of the Participation; and
(d)
it is the express intent of the Parties that sale of the Participation by Seller to Buyer hereunder be, and be treated for all purposes as, a true sale by Seller of the Participation.

3. Conditions Precedent

3.1 Buyer’s obligations to pay the Purchase Price to Seller, to acquire the Participation and to agree to reimburse Seller for the Assumed Obligations shall be subject to the conditions that (a) Seller’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 4.1), (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date and (c) Buyer shall have received (i) the Transaction Specific Terms duly executed on behalf of Seller and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents.

3.2 Seller’s obligation to sell, grant and convey the Participation to Buyer shall be subject to the conditions that (a) Buyer’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 5.1), (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date, (c) Seller shall have received (i) the Transaction Specific Terms duly executed on behalf of Buyer and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents and (d) Seller shall have received payment of the Purchase Price from Buyer.

3.3 If “Yes” is specified opposite “Netting Arrangements” in the Transaction Summary: (a) the reference to the phrase “Purchase Price to Seller” in the first clause of Section 3.1 shall be deemed a reference, in lieu thereof, to “the Buyer Purchase Price to Original Buyer or Penultimate Buyer, as applicable,”; (b) the phrase “and (ii)” preceding clause (ii) of Section 3.1(c) and clause (ii) of Section 3.2(c) shall be revised to read as follows: “, (ii) the Netting Letter duly executed on behalf of all parties thereto and”; and (c) clause (d) of Section 3.2 shall be revised to read as follows: “(d) Seller shall have received payment of the Seller Purchase Price from Original Buyer or Penultimate Buyer, as applicable.”

4. Seller’s Representations and Warranties

4.1 Seller represents and warrants to Buyer (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)
Seller (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.
(b)
Seller’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Seller’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Seller, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Seller or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Seller may be a party, by which Seller may be bound or to which any of the assets of Seller is subject.
(c)
(A) The Transaction Documents to which Seller is, and was on the Agreement Date, a party (i) have been duly and validly authorized, executed and delivered by Seller and (ii) are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(B) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Seller to execute, deliver, and perform its obligations under, the Transaction Documents to which Seller is or will become a party.

(d)
Seller is the sole legal and beneficial owner of and has good title to each of the Loans, the Commitments (if any) and the other Transferred Rights free and clear of any Encumbrance.
(e)
(i) The outstanding principal amount(s) of the Loans and the principal amount(s) of the Commitments (if any) and Unfunded Commitments (if any) as of the Settlement Date are accurately stated in the Transaction Specific Terms, (ii) any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Settlement Date is specified in the Annex and is a proportionate share of PIK Interest that accreted during such period to all of Seller’s loans of the same tranche under the Credit

Agreement as the Loans, and (iii) all PIK Interest and any other paid-in-kind interest (if any) that accreted to the principal amount of the Loans after the applicable settlement date on which Seller acquired the Loans but on or prior to the Settlement Date is included in the outstanding principal amount(s) of the Loans listed in the Transaction Specific Terms.
(f)
The amounts utilized in calculating the Purchase Price, as specified in the Funding Memorandum (if any), are true and correct as of each applicable date, and the Purchase Price has been calculated in accordance with the Confirmation.
(g)
Seller (i) is a sophisticated Entity with respect to the sale of the Participation and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of Borrower and Obligors to make an informed decision regarding the sale of the Participation and the retention of the Retained Obligations and (iii) has independently and without reliance upon Buyer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Buyer’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that Buyer has not given Seller any investment advice, credit information or opinion on whether the sale of the Participation or the retention of the Retained Obligations is prudent.
(h)
Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Retained Obligations, Borrower, Obligors or any of their respective Affiliates that is not known to Seller and that may be material to a decision to sell the Participation and to retain the Retained Obligations (“Seller Excluded Information”), (ii) Seller has determined to sell the Participation and to retain the Retained Obligations notwithstanding its lack of knowledge of Seller Excluded Information and (iii) Buyer shall have no liability to Seller or any Seller Indemnitee, and Seller waives and releases any claims that it might have against Buyer or any Buyer Indemnitee whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the Transaction; provided, however, that Seller Excluded Information shall not and does not affect the truth or accuracy of Buyer’s representations or warranties in this Agreement.
(i)
Seller is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Participation in violation of any applicable securities laws.
(j)
At least one of the following is true: (i) no interest in the Participation is being sold by or on behalf of one or more Benefit Plans, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the sale of the Participation, or (iii) the Participation is being sold by the Seller from a fund managed by a Qualified Professional Asset Manager within the meaning of Part VI of PTE 84-14, such Manager made the investment decision on behalf of the Seller to sell the Participation to Buyer as contemplated by the Confirmation, and the sale of the Participation satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and to the best knowledge of the individual making the investment decision to transfer the Participation on behalf of the Seller, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied.
(k)
If as of the Trade Date Buyer was not a Lender and if “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary, Seller provided to Buyer, on or prior to the Settlement Date (i) the Credit Agreement and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (ii) any other Credit Documents reasonably requested by Buyer.

4.2 Except as expressly stated in this Agreement, Seller makes no representations or warranties, express or implied, with respect to the Transaction.

4.3 Seller acknowledges that: (a) its sale of the Participation to Buyer is a true and irrevocable sale; (b) Seller shall have no recourse to the Transferred Rights or the Participation except to the extent (if any) permitted pursuant to Section 8.8; and (c) Seller shall have no recourse to Buyer, except for (i) Buyer’s breaches of its representations, warranties or covenants and (ii) Buyer’s indemnities, in each case as expressly stated in this Agreement.

5. Buyer’s Representations and Warranties

5.1 Buyer represents and warrants to Seller (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)
Buyer (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under, the Transaction Documents to which it is or will become a party.
(b)
Buyer’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Buyer’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Buyer, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Buyer or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument by which Buyer may be a party, by which Buyer may be bound or to which any of the assets of Buyer is subject.
(c)
(A) The Transaction Documents to which Buyer is, and was on the Agreement Date, a party (i) have been duly and validly authorized, executed and delivered by Buyer and (ii) are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(B) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Buyer to execute, deliver, and perform its obligations under the Transaction Documents to which Buyer is or will become a party.

(d)
Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Buyer is not purchasing the Participation with a view towards the sale or distribution thereof in violation of the Securities Act; provided, however, that Buyer may resell the Participation if such resale is in compliance with Section 10.
(e)
Buyer (i) is a sophisticated Entity with respect to the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (ii) is able to bear the economic risk associated with the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iii) has adequate information concerning the business and financial condition of Borrower and Obligors to make an informed decision regarding the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Participation or the agreement to reimburse Seller in respect of the Assumed Obligations is prudent.
(f)
Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of Borrower or any Obligor, or any other matter concerning Borrower or any Obligor.
(g)
Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Assumed Obligations, Borrower, Obligors or any of their respective Affiliates that is not known to Buyer and that may be material to a decision to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations (“Buyer Excluded Information”), (ii) Buyer has determined to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations notwithstanding its lack of knowledge of the Buyer Excluded Information and (iii) Seller shall have no liability to Buyer or any Buyer Indemnitee, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the Transaction; provided, however, that the Buyer Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations or warranties in this Agreement.

(h)
At least one of the following is true: (i) no interest in the Participation is being acquired by or on behalf of an entity that is, or at any time while the Participation is held thereby will be, one or more Benefit Plans, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91- 38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the purchase and holding of the Participation and the exercise of Buyer’s rights hereunder, or (iii) the funds being used by Buyer to purchase the Participation are from a fund managed by a Qualified Professional Asset Manager within the meaning of Part VI of PTE 84-14, such Manager made the investment decision on behalf of the Buyer to purchase the Participation from the Seller as contemplated by this Agreement, and the purchase of the Participation hereunder satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and to the best knowledge of the individual making the investment decision to purchase the Participation on behalf of the Buyer, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied. In addition, less than 25%, in the aggregate (computed in accordance with Department of Labor Regulation 2510.3-101(f) as modified by Section 3(42) of ERISA) of the Participation, is being acquired by or on behalf of, and shall at any time be held by, Benefit Plans.
(i)
Buyer acknowledges that, (i) if applicable, it has received copies of (A) the Credit Agreement and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (B) any other Credit Documents requested by Buyer, and (ii) without in any way limiting the representations and warranties of Seller contained in this Agreement, it is assuming all risk with respect to the accuracy or sufficiency of the Credit Documents, other than any representations, warranties or covenants made by Seller in this Agreement or the Credit Documents to which Seller is a party.
(j)
Without characterizing the Participation as a security, Buyer is an “accredited investor” as defined in Rule 501 under the Securities Act.

5.2 Except as expressly stated in this Agreement and the Assignment, Buyer makes no representations or warranties, express or implied, with respect to the Transaction.

5.3 Buyer acknowledges that (a) Seller’s sale of the Participation to Buyer and Buyer’s agreement to reimburse Seller in respect of the Assumed Obligations are irrevocable and (b) Buyer shall have no recourse to Seller, except for (i) Seller’s breaches of its representations, warranties or covenants and (ii) Seller’s indemnities, in each case as expressly stated in this Agreement.

6. Indemnification

6.1 Seller shall indemnify, defend, and hold Buyer and its officers, directors, agents, partners, members, controlling Entities and employees (collectively, “Buyer Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Buyer Indemnitee incurs or suffers as a result of, or arising out of a breach of any of Seller’s representations, warranties, covenants or agreements in this Agreement.

6.2 Buyer shall indemnify, defend, and hold Seller and its officers, directors, agents, partners, members, controlling Entities, and employees (collectively, “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Seller Indemnitee incurs or suffers as a result of or arising out of (a) a breach of any of Buyer’s representations, warranties, covenants or agreements in this Agreement or (b) Seller’s acting or refraining to act pursuant to any direction of (i) Buyer pursuant to this Agreement or (ii) under the circumstances described in the proviso in Section 11.1(a), the Majority Holders or the Majority Claims Holders; provided, however, that Buyer’s share of the indemnity under clause (b)(ii) shall be limited to a fraction, the numerator of which is (A) the outstanding principal amount of the Participation or (B) if Seller has consented to transfers of the Participation (or a portion thereof) pursuant to Section 10.1(a), the then outstanding principal amount of the claims beneficially held by Buyer in respect of which the action involved is taken by Seller, and the denominator of which is the then aggregate outstanding principal amount of all claims in respect of which the action involved is taken by Seller.

6.3 If a third party commences any action or makes any demand against either Party for which such Party (“Indemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior consent, which consent (a) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

6.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement or any transfer pursuant to Section 10 of this Agreement. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

7. Costs and Expenses

7.1 If either Party pays any Agent Expenses, Assumed Obligations or Retained Obligations for which the other Party is responsible in accordance with the definitions thereof and the terms of this Agreement, such other Party shall, promptly upon the request of the Party that shall have paid such amounts, reimburse such paying Party for the full amount paid on such other Party’s behalf.

7.2 The Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing and delivering this Agreement and any related documents and consummating the Transaction.

7.3 Buyer shall reimburse Seller, promptly upon request for its applicable pro rata share of all out-of-pocket expenses and disbursements (including reasonable fees and disbursements of counsel) incurred by Seller in connection with the administration of the Participation, the Transferred Rights, the Credit Documents or any related documents and any effort to enforce or protect Seller’s or Buyer’s rights or interests thereunder.

8. Distributions; Interest and Fees; Payments; Commitment Reductions

8.1 (a) If at any time after the Trade Date (whether before, on or after the Settlement Date) Seller received or receives a Distribution, Seller shall (i) accept, and from and after the Settlement Date, hold such Distribution for the account and sole benefit of Buyer, (ii) except to the extent (if any) permitted pursuant to Section 8.8, from and after the Settlement Date have no equitable or beneficial interest in such Distribution and such Distribution shall for all purposes constitute property of Buyer and (iii) deliver such Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law or to the extent (if any) permitted pursuant to Section 8.8) promptly (but in the case of a cash Distribution received (A) on or prior to the Settlement Date, in no event later than the Settlement Date, and (B) after the Settlement Date, in no event later than two (2) Business Days after the date on which Seller receives such Distribution) to Buyer in the same form received and, when necessary or appropriate, with Seller’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Seller fails to pay any cash Distribution to Buyer in accordance with the time periods set forth in clause (iii) of this Section 8.1 (a), then Seller shall pay interest on such payment for the period from (and including) the day on which such payment is actually received by Seller to (but excluding) the day such payment is actually paid to Buyer, in accordance with Section 8.5.

(b) If a Distribution includes securities or other non-cash Distribution, Seller shall, to the extent permitted by law, endorse (without recourse, representation or warranty) or use commercially reasonable efforts (at Buyer’s sole expense) to assist Buyer to cause to be registered in Buyer’s name, or such name as Buyer may direct, and deliver such securities to Buyer or to such Entity as Buyer may direct as soon as practicable. Pending such transfer, Seller shall (from and after the Settlement Date) hold the same on behalf and for the sole benefit of Buyer, and Seller shall have no equitable or beneficial interest in any such Distribution, and such Distribution shall for all purposes constitute property of the Buyer.

(c) Subject to applicable law, Buyer is entitled to receive any Distribution to be remitted by Seller under this Agreement without the withholding of any tax. If Seller receives a Distribution that it is required to remit to Buyer, Buyer shall furnish to Seller such forms, certifications, statements and other documents as Seller may reasonably request to evidence Buyer’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Seller to comply with any applicable laws or regulations relating thereto, and Seller may refrain from remitting such Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Distribution received by Seller and transferred to Buyer pursuant to this Section 8.1(a) is required to be returned or disgorged by Seller to any Entity, Buyer shall promptly return such Distribution (or portion thereof) to Seller together with all related interest and charges payable by Seller in respect thereof.

8.2 (a) If at any time after an Elevation Date Buyer receives a Retained Interest Distribution, Buyer shall (i) accept and hold such Retained Interest Distribution for the account and sole benefit of Seller, (ii) have no equitable or beneficial interest in such Retained Interest Distribution and such Retained Interest Distribution shall for all purposes constitute property of Seller and (iii) deliver such Retained Interest Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Retained Interest Distribution, in no event later than two (2) Business Days after the date on which Buyer receives it) to Seller in the same form received and, when necessary or appropriate, with Buyer’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Buyer fails to pay any cash Retained Interest Distribution to Seller within two (2) Business Days of receipt thereof, then Buyer shall pay interest on such Retained Interest Distribution for the period from (and including) the day on which such Retained Interest Distribution is actually received by Buyer to (but excluding) the day such Retained Interest Distribution is actually paid to Seller, in accordance with Section 8.5.

(b) If a Retained Interest Distribution includes securities or other non-cash Distribution, Buyer shall, to the extent permitted by law, endorse (without recourse, representation or warranty), or use commercially reasonable efforts (at Seller’s sole expense) to assist Seller to cause to be registered in Seller’s name, or such name as Seller may direct, and deliver such securities to Seller or to such Entity as Seller may direct as soon as practicable. Pending such transfer, Buyer shall hold the same on behalf and for the sole benefit of Seller and Buyer shall have no equitable or beneficial interest in any such Retained Interest Distribution, and such Retained Interest Distribution shall for all purposes constitute property of the Seller.

(c) Subject to applicable law, Seller is entitled to receive any Retained Interest Distribution to be remitted by Buyer under this Agreement without the withholding of any tax. If Buyer receives a Retained Interest Distribution that it is required to remit to Seller, Seller shall furnish to Buyer such forms, certifications, statements and other documents as Buyer may reasonably request to evidence Seller’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Buyer to comply with any applicable laws or regulations relating thereto, and Buyer may refrain from remitting such Retained Interest Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Retained Interest Distribution received by Buyer and transferred to Seller pursuant to this Section 8.2 is required to be returned or disgorged by Buyer to any Entity, Seller shall promptly return such Retained Interest Distribution (or portion thereof) to Buyer together with all related interest and charges payable by Buyer in respect thereof.

8.3 Except as provided in Sections 8.1, 8.2, 8.6 or 28, all payments made by Buyer to Seller or by Seller to Buyer under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Buyer, as applicable, in accordance with the wire instructions specified in Section C.1 of the Transaction Specific Terms.

8.4 If Borrower or any applicable Obligor fails to pay on or prior to the scheduled due date thereof (taking into account any applicable grace period) in accordance with the Credit Documents or the Adequate Protection Order (in each case as in effect on the Settlement Date), any Interest and Accruing Fees or adequate protection payments under the Adequate Protection Order that were paid or credited to Buyer on the Settlement Date pursuant to Section 6(c)(ii) of the Standard Terms and Conditions of the Confirmation, then Buyer shall, upon demand by Seller, pay Seller an amount equal to the portion of such Interest and Accruing Fees or adequate protection payments that were not paid to Seller, plus interest that would accrue for each day on such amounts at the Federal Funds Rate in effect for such date of demand.

8.5 (a) With respect to the payment of any funds or other property under this Agreement (including the delivery of Distributions under Section 8.1 and Retained Interest Distributions under Section 8.2), whether from Seller to Buyer or from Buyer to Seller, (i) the Party required to deliver a Distribution or a Retained Interest Distribution or otherwise make a payment (the “Remitting Party”) may withhold therefrom any amount required by law or pursuant to FATCA to be withheld, and any amount so withheld shall be treated for all purposes of this Agreement as having been paid to the recipient of the payment from which the amount was withheld (the “Receiving Party”), and (ii) the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such defaulted amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Federal Funds Rate.

(b) Notwithstanding anything to the contrary herein, if the Remitting Party is required to remit amounts received in respect of the Transferred Rights or Retained Interest (including Distributions or Retained Interest Distributions), the Remitting Party shall (subject to the Remitting Party’s right to withhold pursuant to Section 8.5(a)) remit to the Receiving Party the amount that the Remitting Party would have received in respect of such Transferred Rights or Retained Interest in the absence of any withholding (including any FATCA withholding) that has occurred prior to such remittance, except to the extent that (i) such withholding was imposed as a result of the Receiving Party’s failure to comply with any of its obligations under Section 8.1(c), Section 8.2(c), Section 8.5(c) or Section 10.1(a), (ii) withholding would have been imposed on the Receiving Party had the Receiving Party held such Transferred Rights or Retained Interest directly or (iii) FATCA withholding was imposed solely as a result of the Receiving Party’s status under FATCA.

(c) Without limiting the generality of Section 8.1(c), Section 8.2(c) or Section 10.1(a), if a payment required under this Agreement or a payment under any Transferred Rights or Retained Interest would be subject to withholding imposed by FATCA if the Receiving Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or any applicable intergovernmental agreement or regulation), or on account of any of the Receiving Party’s “recalcitrant account holders” within the meaning of Section 1471(d)(6) of the Code, the Receiving Party shall deliver to the Remitting Party, at such time or times reasonably requested by the Remitting Party, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Remitting Party as may be necessary for the Remitting Party to comply with its obligations under FATCA and to determine that the Receiving Party has complied with the Receiving Party’s obligations under FATCA or to determine the amount required to be deducted and withheld from such payment. Each Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the other Party in writing of its legal inability to do so.

8.6 Without limiting the generality of Section 2.1 to the extent that there are Unfunded Commitments or Agent Expenses, upon the receipt by Seller of a notice of a proposed funding from Borrower or the Agent with respect to a borrowing of funds or Agent Expenses (a “Funding Notice”), Seller shall, upon receipt of a Funding Notice, notify Buyer, by electronic transmission or telecopier, at least one (1) Business Day prior to the date on which the funds are due (the “Funding Date”), if possible, of (a) any funding to be made in respect of the portion of the Participation consisting of Unfunded Commitments or in respect of Agent Expenses; (b) the amount of such funding (the “Funding Advance”); (c) the currency in which the Funding Advance is to be paid; and (d) the Funding Date. Buyer shall pay the Funding Advance to Seller in immediately available funds, without set-off, counterclaim or deduction of any kind not later than 12:00 (noon) (New York time) on the Funding Date, except in the case of Unfunded Commitments for which same day funding is required under the Credit Documents or other Funding Advances of which Seller has failed to give Buyer at least one Business Day's notice, in which case, if Seller delivers the Funding Notice to Buyer at or prior to 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 5:00 p.m. (New York time) on the Funding Date and, if Seller delivers the Funding Notice to Buyer after 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 12:00 p.m. (noon) (New York time) on the next succeeding Business Day.

8.7 Upon the receipt of the Funding Advance from Buyer, Seller shall (i) accept and hold the Funding Advance for delivery to the Agent for the benefit of Buyer as contemplated herein, (ii) have no equitable or beneficial interest in the Funding Advance (other than for purposes of funding the Funding Advance) and the Funding Advance shall for all purposes constitute property of the Buyer, and (iii) promptly fund the Funding Advance in full, in immediately available funds, without set-off, counterclaim or deduction of any kind in accordance with the terms of the Credit Documents. If after Seller receives a Funding Advance from Buyer hereunder, Seller is no longer required under the Credit Documents to pay any portion of such Funding Advance to the Agent or Borrower under the Credit Documents, then Seller shall promptly refund such portion of the Funding Advance to Buyer.

8.8 If the Funding Advance is received by Seller at any time after 5:00 p.m. (New York time) on the Funding Date, such Funding Advance shall be deemed to have been received on the next succeeding Business Day. Without regard to (a) the date Buyer receives the Funding Notice from Seller and (b) Buyer’s payment of the Funding Advance, any funding by Seller of the Unfunded Commitments (the “Funded Loan”) (together with any and all rights of Seller which arise in respect thereto (including without limitation rights to repayment and all rights in, to and under the Credit Documents) shall be deemed to be part of the Participation from and after the time such Funded Loan is made by Seller; provided, however that unless Buyer’s delay in paying the Funding Advance to Seller is the result of Seller’s failure promptly to notify Buyer of the payment obligation in accordance with Section 8.6, Seller may, in its sole discretion, (i) if “Set-Off” is specified to be applicable in the Transaction Summary, set-off all or any portion of an unpaid Funding Advance against Buyer’s right to receive payments with respect to the Transferred Rights and the Participation, (ii) charge Buyer interest at a per annum rate equal to the Federal Funds Rate from and including the time of such Funded Loan by Seller to but excluding the date Buyer pays the Funding Advance to Seller or (iii) take such other actions as are specified in Section H of the Transaction Specific Terms. For the avoidance of doubt, if Seller receives a Funding Notice from Borrower or the Agent on the Funding Date, Seller’s notice to Buyer of such Funding Notice after 1:00 p.m. (New York time) on such date shall not be deemed a failure promptly to notify Buyer of its payment obligation in accordance with Section 8.6 for purposes of the preceding proviso and Seller may, in its sole discretion, charge Buyer interest as provided herein.

8.9 Notwithstanding anything set forth in Sections 8.6, 8.7 and 8.8 or any other provision of this Agreement to the contrary, Seller shall be under no obligation to bid for competitive bid loans (or similar voluntary loan facilities, if any) on behalf of Buyer under the Credit Agreement in respect of the Commitments (if any) or otherwise.

8.10 If the commitments of all the Lenders under the Credit Agreement of the same class or tranche as the Commitments (if any) are reduced or terminated in part and such reduction or termination applies to the aggregate commitments held by Seller under the Credit Agreement, at the request of Borrower or otherwise, such reduction shall be applied pro rata to the Commitments.

9. Notices; Records

9.1 All communications between the Parties in respect of, or notices, requests, directions, consents or other information sent under, this Agreement shall be in writing, hand delivered or sent by overnight courier, electronic transmission or telecopier, addressed to the relevant Party at its address, electronic mail or facsimile number specified in Section D of the Transaction Specific Terms or at such other address, electronic mail or facsimile number as such Party may subsequently request in writing. Except as otherwise provided in Section 11.2, all such communications and notices shall be effective upon receipt.

9.2 Prior to the Elevation Date (if any), Seller shall, subject to applicable law and regulation and the Credit Documents, use commercially reasonable efforts to furnish and convey to Buyer or Buyer’s designee at the address specified in the Transaction Specific Terms (or at such other address as Buyer otherwise directs) all written information and documents received by Seller in its capacity as a Lender from time to time with respect to the Credit Documents and the Transferred Rights as soon as practicable after the same are received by Seller, but in any event within three (3) Business Days of such receipt; provided, however, that if such information or documents relate to any matter in respect of which an Act is to be taken, Seller shall furnish and convey such information or documents to Buyer or Buyer’s designee as soon as practicable upon receipt and, in any event, prior to such time when such Act is to be taken if received with reasonably sufficient time for Seller to furnish or convey such information or documents; provided; further, that Seller shall have no liability to Buyer regarding the validity or content of the information and documents furnished pursuant to this Section 9.2. Buyer shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in connection with Seller’s performance of its obligations under this Section 9.2.

9.3 From the Elevation Date through the 45th day thereafter, if Seller receives any notices, correspondence or other documents in respect of the Transferred Rights or any Credit Document that, to the best of Seller’s knowledge, were not sent to the Lenders generally, Seller shall promptly forward them to Buyer.

9.4 Seller shall maintain records of all payments made to Seller and all payments received from Buyer with respect to the Participation, which records shall, absent manifest error, be conclusive. Such records shall be available for inspection by Buyer from time to time upon reasonable prior notice to Seller during regular business hours.

10. Further Transfers

10.1 The provisions of this Section 10.1 shall apply to any sale, assignment and any other transfer of the Participation or any of Buyer’s rights hereunder or any part thereof or interest therein (each a “Pre-Elevation Transfer”) prior to the occurrence of an Elevation:

(a) Buyer may not make a Pre-Elevation Transfer without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that no Pre-Elevation Transfer shall be effective unless (i) such Pre-Elevation Transfer does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the transferee in such Pre-Elevation Transfer (the “Transferee”) makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1, 8.1(c), 8.5(b) and 18.3, (iii) Buyer has paid or caused to be paid to Seller the transfer fee (if any) specified in Section E.1 of the Transaction Specific Terms (such fee, a “Participation Transfer Fee”) and (iv) the Transferee (A) either (1) is organized under the laws of the United States or any State thereof or (2) has represented to Seller that under applicable law and treaties no taxes will be required to be withheld by Seller with respect to any payments to be made to such Transferee in respect of the Transferred Rights and (B) shall have furnished to Seller such forms, certifications, statements and other documents as Seller has requested or may request from time to time to evidence the Transferee's exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto.

(b) Notwithstanding anything contained in this Section 10.1 to the contrary, if specified in Section E.3 of the Transaction Specific Terms, Buyer may grant one or more subparticipation(s) in the Participation and its rights under this Agreement, or any part thereof or interest therein, without the prior consent of or notice to Seller; provided, however, that no such subparticipation shall be effective unless (i) such subparticipation does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the subparticipant makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3, and (iii) the subparticipant agrees to obtain from any Entity to which it transfers any interest therein for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3; provided further that, in the event of a subparticipation, Buyer shall remain solely responsible for its obligations under this Agreement and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations hereunder and not with Buyer’s participant.

10.2 After an Elevation, Buyer may sell, assign, grant a participation in, or otherwise transfer all or any portion of the Transferred Rights, this Agreement and its rights under this Agreement, or any interest in any of the foregoing, but only to the extent of such Elevation, without the consent of or notice to Seller (each, a “Post-Elevation Transfer”); provided, however, that notwithstanding any such sale, assignment, participation or transfer, unless Seller otherwise consents in writing (which consent Seller shall not unreasonably withhold or delay), Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations under this Agreement.

10.3 Seller may assign its rights under this Agreement without the prior consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement without the prior consent of Buyer (which shall not be unreasonably withheld or delayed).

11. Voting

11.1 The provisions of the subsection of this Section 11.1 specified in Section F of the Transaction Specific Terms shall apply to the Transaction:

(a) On and after the Settlement Date, Seller (i) shall not take (or refrain from taking) any action with respect to the Transferred Rights and Assumed Obligations (an “Act”) other than in accordance with the prior instructions of Buyer and (ii) shall take (or refrain from taking) any Act with respect thereto in accordance with the prior instructions of Buyer; provided, however, that (x) if the Act involved is not divisible in respect of the Participation but may be made only in respect of all loans and commitments held by Seller under the Credit Agreement ("Seller's Claims"), then Seller shall take such Act in accordance with the direction (if timely given) of holders (including Seller, if applicable) owning or holding interests representing more than 50% of the total amount of Seller's Claims (the "Majority Holders"); or (y) if the Act arises after the commencement of a bankruptcy, insolvency or a similar proceeding relating to Borrower and/or any Obligor, and is not divisible in respect of all loans and commitments that Seller may own from time to time under the Credit Agreement, but is divisible in respect of all claims of the same class that Seller may have against Borrower and/or any Obligor, then Seller shall take such Act in accordance with the directions (if timely given) of the majority (including Seller, if applicable) of holders (the “Majority Claims Holders”) in respect of all such claims (measured by amount of claims). For purposes of determining the Majority Holders or Majority Claims Holders pursuant to the preceding sentence, (i) the interests or claims held by Seller for its own account and the interests or claims held by Affiliates of Seller shall be counted or not counted as specified in Section F of the Transaction Specific Terms, and (ii) Seller shall only be required to obtain instructions relating to any Act to be taken in respect of the Transferred Rights and Assumed Obligations from (x) Buyer or (y) if Seller has consented to transfers of the Transferred Rights (or any portion thereof) pursuant to Section 10.1(b), the then current holders of the aggregate principal amount of the claims outstanding in respect of which such Act is to be taken by Seller. Buyer acknowledges that it shall be bound by any decisions of the Majority Holders or the Majority Claims Holders, as the case may be, to take or not take an Act. Notwithstanding anything to the contrary in this Section 11, Seller may refuse to follow the instructions of Buyer or the Majority Holders or the Majority Claims Holders, as the case may be, if (A) following such instructions might (in Seller’s reasonable determination) expose Seller to any obligation, liability or expense that in Seller’s reasonable judgment is material and for which Seller has not been provided adequate indemnity or (B) Seller reasonably determines that following the instructions could violate any applicable law, rule, order or the Credit Documents (and such restrictions or prohibitions are hereby incorporated by reference as if set forth herein).

OR

(b) On and after the Settlement Date, Seller shall continue to have sole authority to make, grant and exercise (or refrain from making, granting and exercising) all votes, whether pursuant to amendments, consents or waivers, and otherwise to exercise (or refrain from exercising) all other rights and remedies with respect to the Transferred Rights and Assumed Obligations, except with respect to the matters specified in Section F of the Transaction Specific Terms. Only with respect to such matters, Seller shall take (or refrain from taking) any Act in accordance with the prior instructions of Buyer subject to Section 11.1(a) above.

11.2 Any consent, instruction or other direction of Buyer permitted under Section 11.1 must be in writing and shall not be effective unless received by Seller no later than one (1) Business Day prior to the date on which such direction must be taken by Seller; provided, however, that if Seller gives notice to Buyer of the Act that is to be taken less than one (1) Business Day prior to the time when such Act is to be taken and Buyer gives a consent or other direction to Seller prior to the time when such Act is to be taken, Seller shall make commercially reasonable efforts to take into account such direction with respect to such Act. Absent such timely consent or other direction (including the withholding of such consent) from Buyer, Seller shall be entitled (but not required), in its sole discretion, to deem that Buyer has given its consent to take (or refrain from taking) any Act on behalf of Buyer with respect to such matters; provided, however, that in doing so, Seller shall act in good faith and subject to the provisions of Section 12.

12. Standard of Care

12.1 Seller will not be held to the standard of care of a fiduciary but will exercise the same duty of care in the administration and enforcement of the Participation and the Transferred Rights it would exercise if it held the Transferred Rights solely for its own account, and except for losses that result from Seller’s bad faith, gross negligence, willful misconduct or breach of any of the express terms and provisions of this Agreement, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. Seller may rely on any notice, consent, certificate, request or other written document or communication received by Seller from Buyer or any employee or agent of Buyer and believed by Seller in good faith to be genuine.

12.2 Seller (i) may rely on legal counsel (including counsel for Borrower, the Agent or any other Lender), independent public accountants and other experts selected or accepted in good faith by Seller (collectively, the “Experts”) and Seller shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such Experts, (ii) may serve as a member of a creditors' committee performing such acts as may be authorized and vote (subject to Section 11 hereof) as a member of a designated class of creditors for a plan of reorganization related to the Transferred Rights, (iii) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, facsimile, electronic mail, or other telecommunication device) believed by Seller to be genuine, (iv) except as expressly set forth in Section 4, makes no warranty or representation (express or implied) and shall not be responsible for any statement, warranty or representation made in connection with the Credit Agreement or any related document or for the financial condition of Borrower, (v) shall not have any duty to inspect the property (including the books and records) of Borrower or any Obligor, (vi) except as provided in Section 11, and subject to the standard of care set forth in Section 12.1, shall have no obligations to make any claim, or assert any lien upon, any property held by Seller or assert any offset in respect thereto, (vii) shall have no duties or obligations hereunder other than those expressly provided for herein and (viii) shall have no obligation to take any action which Seller determines in good faith could violate applicable law, rule, regulation, order, the Credit Agreement or other Credit Documents or, in Seller’s reasonable judgment, prejudice Seller’s continuing relationship with any regulatory authority or damage Seller’s reputation or, unless and until it shall have been provided adequate indemnity therefor, expose Seller to any material obligation, liability or expense.

12.3 Except for reports and other documents and information expressly required to be furnished to Buyer pursuant to Sections 9.2 and 9.3 above, Seller shall not have any duty or responsibility to provide Buyer with any credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor which may come into the possession of Seller or any of its Affiliates.

12.4 Notwithstanding Sections 12.1, 12.2 and 12.3 above, nothing in this Section 12 shall relieve Seller from any liability for its breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

13. Exercise of Rights and Remedies

13.1 No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties, and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2 No failure on the part of a Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such Party, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights or remedies under any other related document or against the other Party or any other Entity.

14. Survival; Successors and Assigns

14.1 All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall (as to representations and warranties) be true and correct as of the Settlement Date and any other date set forth in Sections 4.1 or 5.1, as the case may be, and shall survive the execution, delivery and performance of this Agreement and the other Operative Documents.

14.2 This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

15. Elevation

15.1 Subject to the terms and provisions of the Credit Documents and any applicable law or regulation, if:

(x) “Yes” is specified opposite “Elevation” in the Transaction Summary, upon the request of either Party,

(y) “No” is specified opposite “Elevation” in the Transaction Summary, upon the request of the Party entitled to request an Elevation pursuant to Section G.2 of the Transaction Specific Terms and, in the case of a request by Buyer, upon satisfaction of the conditions set forth in Section G.2 of the Transaction Specific Terms, or

(z) regardless of any specification opposite “Elevation” in the Transaction Summary, either Seller or a direct or indirect parent company of Seller, (A) has become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Entity charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in such a capacity, upon the request of Buyer, in each such case, each Party agrees to use commercially reasonable efforts and to take such actions as are necessary (including obtaining all Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation who is mutually acceptable to the Parties (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under the Credit Agreement with respect to all or any part of the Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under the Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Seller by Buyer, Buyer may not request an Elevation, and (aa) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the other Party may not request an Elevation.

15.2 Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16.

15.3 At the time of Elevation, Buyer and Seller shall each pay its applicable share of any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller's obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

16. Termination

This Agreement shall terminate when (i) Seller shall have received all Distributions in respect of the Loans and the Commitments (if any) and shall, to the extent required hereunder, have distributed the same to Buyer, provided that if all such Distributions are received in connection with a restructuring of the Loans and the Commitments (if any) that requires Seller contemporaneously to fund new advances to Borrower, then such Distributions shall be retained by Seller to the extent necessary to fund such new advances, and this Agreement (A) shall not terminate and (B) shall apply to such new advances, modified mutatis mutandis, (ii) the Commitments (if any) have been terminated and (iii) Borrower and the Obligors shall no longer have any obligations under the Credit Documents (other than obligations that, in accordance with the terms of the Credit Documents, shall survive the termination thereof). Notwithstanding the foregoing, the termination of this Agreement shall not affect (a) either Party’s rights or obligations hereunder or (b) the indemnities set forth in Section 6, in each case arising on or before the date of such termination, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder.

17. Further Assurances

Each Party agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other Party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement, including the procurement of the Elevation Required Consents in connection with an Elevation (if any). Without limiting the generality of the foregoing, on and after an Elevation, Seller agrees that if (i) notes have been issued evidencing all or any portion of the Loans and the Commitments (if any), (ii) Buyer or Buyer’s designee or assignee requests that a new note or notes be issued to it, and (iii) the Agent, Borrower or any Governmental Authority requires either (x) the delivery of any note(s) evidencing the Loans and the Commitments (if any) previously issued to Seller or (y) the delivery of customary lost note documentation by Seller prior to the issuance thereof, then Seller shall use commercially reasonable efforts to either deliver such note(s) or customary lost note documentation to the Agent; provided that Seller shall not be required to deliver either a note or such lost note documentation if no note was ever issued or delivered to it.

18. Disclosure

18.1 Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, regulation, subpoena or other legal process, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Entity or sanctions that may be imposed by any Governmental Authority, (e) to its respective Affiliates and the directors, officers, employees, agents, advisors, counsel and auditors of such Party and of such Party’s Affiliates or (f) as set forth in Section 18.2.

18.2 Buyer may disclose the contents of this Agreement to any proposed transferee, assignee, participant, or other Entity proposing to enter into contractual relations with Buyer in respect of the Transferred Rights or any part of them.

18.3 Buyer agrees, and shall cause each Buyer’s designee for purposes of receiving information or documents in accordance with Section 9.2 to agree, that it shall maintain the confidentiality of any information and documents delivered to Buyer to the extent required therein and to the same extent as if Buyer were a party to the Credit Documents and shall, upon Seller’s request, provide to Seller a confidentiality undertaking to such effect in accordance with the terms of the Credit Documents prior to the delivery of any such information or documents.

19. Parties’ Relationships

Each Party and any of their respective Affiliates may engage in any kind of lawful business or other relationship with Borrower, any Obligor or any of their respective Affiliates, without liability to the other Party or any obligation to disclose such business or relationship to the other Party.

20. Entire Agreement; Conflict

20.1 This Agreement and the other Operative Documents constitute the entire agreement of the Parties with respect to the Transaction and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties in respect thereof, all of which have become merged and finally integrated into this Agreement and the other Operative Documents.

20.2 As between Seller and Buyer, if there is any inconsistency or conflict between this Agreement and any of the other Operative Documents, the provisions of this Agreement shall govern and control. If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

21. Counterparts; Telecopies

This Agreement and the other Operative Documents may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of any Operative Document shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement and any other Operative Document shall be deemed to be a duplicate original.

22. Relationship Between Buyer and Seller

The relationship between Seller and Buyer shall be that of seller and buyer. Neither is a trustee or agent for the other, nor does either have any fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties. In no event shall the Participation be construed as a loan from Buyer to Seller.

23. Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

24. Governing Law

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

25. Waiver of Trial by Jury

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26. Jurisdiction

26.1 The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them.

26.2 The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement or the Transaction, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

27. Subrogation; Reimbursement Claims

27.1 To the extent that Buyer enforces any claim for indemnification or other right, claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such right, claim or remedy, the Parties agree that, to the extent permitted by law, the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, with respect to such right, claim or remedy to the extent that Buyer receives such payment or other remedy from Seller.

27.2 To the extent that Borrower or any other Entity enforces any claim for return, disgorgement or reimbursement against Seller for all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date and receives payment or satisfaction from Seller in respect thereof, the Parties agree that, to the extent permitted by law, the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, including Borrower, with respect to such claim (including the right to assert any Reimbursement Claims); provided that, if applicable, Seller has fully indemnified Buyer with respect thereto pursuant to Section 6.1.

28. Judgment Currency

28.1 Each Party’s obligations hereunder to make payments in a specified currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Contractual Currency, except to the extent that such tender or recovery results in the effective receipt by the Party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of the amounts payable to such other Party under this Agreement. If, for the purpose of obtaining or enforcing judgment against any Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Contractual Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Contractual Currency, the conversion shall be made, at the rate of exchange determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). Such rate of exchange shall be determined by reference to quotations from a known dealer in such currency which Entity shall be designated by the mutual agreement of the Parties as soon as reasonably practicable following the date upon which the parties become aware of the need for such conversion pursuant to this Section.

28.2 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Contractual Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

28.3 If for any reason the amount in the Contractual Currency received by a Party exceeds the amount of the Contractual Currency due and payable, the party receiving the payment will refund promptly the amount of such excess.

28.4 For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Contractual Currency.

29. Interpretation

29.1 This Agreement includes the Annex and any other annexes, schedules or other documents attached to or incorporated by reference into the Agreement.

29.2 Terms used in the singular or the plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

29.3 Any reference to a Party includes such Party’s successors and permitted assigns.

29.4 Unless otherwise indicated, any reference to:

(a)
this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date; and
(b)
a statute, law, order, rule or regulation shall be construed as a reference to such statute, law, order, rule or regulation as it may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date.

29.5 Section and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

29.6 This Agreement shall be deemed to have been jointly drafted by the Parties and no provision of it shall be interpreted or construed for or against either Party because such Party actually or purportedly prepared or requested such provision, any other provision or the Agreement as a whole.

30. Accounting Treatment

This Transaction is intended to be treated as a sale by Seller and as a purchase by Buyer.

31. Additional Provisions

The additional provisions (if any) set forth in Section H of the Transaction Specific Terms shall apply.

-i-

Schedule III

[RESERVED]

S-III-1

Schedule IV

[Reserved]

S-IV-1

Schedule V – Representations and Warranties of Transferor

Transferor represents and warrants to Buyer (as of the Participation Settlement Date) that:

(a)
Transferor has not and will not grant any charge, pledge or lien or other security interest in any Loan or Participation subject to this Agreement (other than those granted to the Buyer).
(b)
The Purchase Price paid by Buyer to Transferor for the Participation represents the fair market value of such assets and such Purchase Price will be paid contemporaneously with the transfer of such assets.
(c)
Transferor will account for each transfer as a sale of (a) in the case of the Assignments, all right, title and interest in the related Loans and (b) in the case of the Participation, a beneficial interest in the related Loans and Transferred Rights, under U.S. generally accepted accounting principles.
(d)
(i) Transferor has not instituted, and Transferor does not have pending against it, a proceeding seeking a judgment of its insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; and Transferor does not have a petition presented for its winding-up or liquidation; (ii) Transferor has not and will not sell the Participation or otherwise transfer an interest in the Loans in contemplation thereof or to prevent the application of its assets in the manner described in the Bankruptcy Code or any other applicable insolvency law, and (iii) Transferor is not selling the Participation to Buyer with an intent to hinder or delay payment to or deceive or defraud the creditors of Transferor.
(e)
There are no agreements, arrangements or understandings, written or otherwise, with respect to the Loans or the Transferred Rights, other than the Transaction Documents and this Agreement.
(f)
Transferor does not have the right under this Agreement, nor will Transferor attempt in any way, to take any unilateral action to modify or alter the terms of any transfer of the Loans and Transferred Rights subsequent to the Participation Settlement Date.
(g)
No provision exists whereby the Purchase Price will be modified subsequent to the Participation Settlement Date.
(h)
There are no guarantees, keep-well arrangements, collateral security or other arrangements involving Transferor and Buyer which have the effect of a recourse provision by Buyer against Transferor with respect to the Transaction.
(i)
Upon consummation of the sale of the respective Participations in each Loan on the date hereof, Transferor acknowledges that it is not the beneficial owner of any Loan, has no right to any Distributions and is not liable for failure by any underlying obligor to make any payment on any Loan.
(j)
Transferor will not take any action inconsistent with Buyer’s ownership of the Participation or, upon Elevation, the Loans. If a third party, including a potential purchaser of the Loans, should inquire, Transferor will disclose that the Participation has been sold to Buyer and will claim no ownership interest in such assets.
(k)
On the date hereof and after giving effect to the Transaction, Transferor is solvent, and has adequate capital or assets to pay its debts as they fall due.

S-V-1

(l)
The sale of the Loans by participation pursuant to this Agreement constitutes an arm’s length secondary market transaction customary for syndicated leveraged loans.
(m)
Transferor acknowledges that it has no right to any surplus and is not liable for any deficiencies with respect to the Loans or the Distributions received thereunder.

S-V-2

EXHIBIT B

FORM OF SUBSEQUENT TRANSFER AGREEMENT

______, 20__

This Subsequent Transfer Agreement, dated as of ______, 20__ (this “Agreement”), is made by and between MSD INVESTMENT CORP. (the “Transferor”) and MSD BDC CLO I, LLC. (the “Issuer”). Capitalized terms used but not defined herein have the respective meanings attributed to such terms in that certain Master Transfer Agreement, dated as of November 15, 2023 (such agreement as amended, restated, supplemented or modified from time to time, the “Master Transfer Agreement”), among the Transferor and the Issuer.

Subject to and upon the terms and conditions set forth in the Master Transfer Agreement, in exchange for good and valuable consideration, the Transferor hereby absolutely transfers to the Issuer as of the date hereof (the “Settlement Date”) all of the Transferor’s right, title and interest in, to and under the Subsequent Conveyed Collateral identified in Schedule I hereto.

By its execution of this Agreement each of the parties hereto makes the representations and warranties set forth in Article III of the Master Transfer Agreement, as applicable, as of the Settlement Date.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MSD INVESTMENT CORP.

By:
Name:
Title:

MSD BDC CLO I, LLC

MSD INVESTMENT CORP., its sole Member

By:
Name:
Title:

Schedule I

to Subsequent Transfer Agreement

Subsequent Conveyed Collateral

EXHIBIT C

FORM OF JOINDER AGREEMENT

,20

Reference is made to that certain Master Transfer Agreement, dated as of March 3, 2023 (such agreement as amended, restated, supplemented or modified from time to time, the “Master Transfer Agreement”), by and among MSD INVESTMENT CORP. (the “Transferor”) and MSD BDC CLO I, LLC. (the “Issuer”). Capitalized terms used but not defined herein have the respective meanings attributed to such terms in the Master Transfer Agreement. This agreement of joinder is being provided by the undersigned to the Transferor(s) and the Issuer pursuant to Section 6.10 of the Master Transfer Agreement.

By their respective signatures set forth below: (i) the undersigned hereby agrees to be bound by all of the terms, conditions and provisions of the Master Transfer Agreement, including the representation and warranties in Article III of the Master Transfer Agreement and (ii) the Transferor(s) and the Issuer acknowledge and agree that (a) the undersigned shall be a “Transferor” under the Master Transfer Agreement and (b) the undersigned shall have all the rights and benefits afforded to the Transferor under the Master Transfer Agreement as if it had been an original party to the Master Transfer Agreement.

This Joinder Agreement may be executed in counterparts (by facsimile or other electronic copies), all of which taken together shall constitute one and the same instrument.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank.]

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

By:
Name:
Title:

Acknowledged and Agreed:

MSD INVESTMENT CORP.

By:
Name:
Title:

MSD BDC CLO I, LLC
MSD INVESTMENT CORP., its sole Member

By:
Name:
Title:

C-2